UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Ormat Technologies, Inc.
(Name of the Registrant as Specified In Its Charter)

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NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2018

To Our Stockholders:

We cordially invite you to attend the 2018 Annual Meeting of Stockholders of Ormat Technologies, Inc. The meeting will take place at the Millennium Conference Center, 145 West 44th Street, New York, NY, 10036 on Monday, May 7, 2018 at 1:30 p.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.	elect the three director nominees named in the attached proxy statement, each for a term of three years;

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	approve the Ormat Technologies, Inc. 2018 Incentive Compensation Plan;

4.	approve the compensation of our named executive officers on an advisory basis; and

5.	transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 22, 2018 may vote at the meeting.

Your vote is important to us regardless of whether or not you plan to attend the meeting. We encourage you to submit a proxy to vote your shares either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to us. Please refer to the attached proxy materials or the information forwarded to you by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Monday, May 7, 2018:

•
This proxy statement, the proxy card, the Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at http://materials.proxyvote.com/686688.

•	You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

•	The time and location of the Annual Meeting of Stockholders are noted above.

By order of the Board of Directors, Isaac Angel Chief Executive Officer

March 27, 2018

ORMAT TECHNOLOGIES, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ii

ORMAT TECHNOLOGIES, INC.
6225 Neil Road,
 Reno, Nevada 89511

2018 PROXY STATEMENT

The Board of Directors (the "Board") of Ormat Technologies, Inc. ("Ormat", "we", "us", "the Company" or "our Company") is making this proxy statement available to you in connection with the solicitation of proxies on its behalf for the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting of Stockholders" or the "meeting"). The meeting will take place at the Millennium Conference Center, 145 West 44th Street, New York, NY, 10036 on Monday, May 7, 2018, at 1:30 p.m. local time.

At the meeting, our stockholders will:

(i)	vote to elect the three director nominees named in this proxy statement;

(ii)	vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

(iii)	vote to approve the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (the "2018 ICP");

(iv)	vote to approve the compensation of our named executive officers ("NEOs") on an advisory basis; and

(v)	transact any other business that may properly come before the meeting, although we know of no other business to be presented.

Only stockholders of record at the close of business on March 22, 2018 may vote at the meeting.

We are taking advantage of Securities and Exchange Commission ("SEC") rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice").  If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice.  The Notice instructs you on how to access our proxy materials, including this proxy statement, the proxy card, the Notice and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 Annual Report"), via the Internet, as well as how to vote online or by telephone.  We believe that this process allows us to provide our stockholders with important information more quickly, while reducing our environmental impact and lowering the costs of printing and distributing our proxy materials.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Isaac Angel, our Chief Executive Officer, and Etty Rosner, our Senior Vice President and Corporate Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Our 2017 Annual Report, which includes our audited financial statements, is being made available to stockholders together with this proxy statement. Except to the extent that we specifically incorporate information into this proxy statement by reference to our 2017 Annual Report, our 2017 Annual Report does not constitute a part of our proxy materials and is not incorporated by reference into this proxy statement.

We are first making this proxy statement and accompanying materials available to our stockholders on or about March 27, 2018.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY ON THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE THAT WE WILL SEND TO YOU UPON REQUEST.

Questions and Answers about the 2018 Annual Meeting of Stockholders

What is the purpose of the 2018 Annual Meeting of Stockholders?

At the 2018 Annual Meeting of Stockholders, our stockholders will be asked to:

1.	elect the three director nominees named in this proxy statement (Proposal 1);

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2);

3.	approve the 2018 ICP (Proposal 3);

4.	approve the compensation of our NEOs on an advisory basis (Proposal 4); and

5.	transact any other business that may properly come before the meeting.

Members of our management team and a representative of PricewaterhouseCoopers LLP, our independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on March 22, 2018 (the "Record Date") may vote at the meeting. The only class of stock entitled to vote at the meeting is our common stock, par value $0.001 per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote for all matters properly brought before the meeting. At the close of business on the Record Date, there were 50,691,051 shares of Common Stock outstanding.

What is the difference between being a "record holder" and holding shares in "street name"?

A record holder holds shares in his, her or its name. Shares held in "street name" are shares that are held in the name of a bank or broker on a person's or entity's behalf.

Am I entitled to vote if my shares are held in "street name"?

If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of shares held in street name. If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm (the "record holder"), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

Under the rules of the New York Stock Exchange (the "NYSE"), if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be "routine", but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the ratification of appointment of the independent registered public accounting firm (Proposal 2) is a routine matter, but the election of directors (Proposal 1), the approval of the 2018 ICP (Proposal 3) and the approval of the compensation of our NEOs on an advisory basis (Proposal 4) are not considered to be routine matters. When a broker or bank has not received instructions from a beneficial owner or person entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes do not count as votes "For" or "Against" any proposal.

As the beneficial owner of shares, you are invited to attend the 2018 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.

Who can attend the 2018 Annual Meeting of Stockholders?

All Ormat stockholders of record as of the close of business on March 22, 2018 may attend the 2018 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares entitled to vote represented may adjourn the meeting.

What does it mean if I receive more than one Notice?

Some stockholders may receive more than one Notice, more than one e-mail notification or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail notification or a separate voting instruction form for each brokerage account in which you hold shares. Please vote all of your shares. To ensure that all of your shares are voted, please vote the shares held in each brokerage account in which you hold shares of our Common Stock.

How do I vote?

You may vote by submitting your proxy either (i) on the internet, (ii) by telephone or (iii) by signing and dating a proxy card and returning it to the Company.

The Notice we (or the bank or brokerage firm that holds your shares in street name) sent to you explains how you can:

•	vote on the internet or by telephone and how you can receive a paper or email copy of a proxy card if you are a record holder of shares; or

•	give voting instructions to your bank or brokerage firm if your shares are held in street name.

The return envelope that we will send you if you request a paper proxy card requires no additional postage if mailed in either the United States ("U.S.") or Canada.

If you are a record stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to record stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy from their record holder.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before it is actually voted:

●	by signing and delivering another proxy with a later date;

●	by giving written notice of such revocation to the Company's Corporate Secretary at or prior to the meeting; or

●	by voting in person at the meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance at the meeting will not, by itself, revoke your proxy.

Who will count the votes?

Ormat's transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

How does the Board recommend I vote on the proposals?

Our Board recommends that you vote FOR the proposals to:

●	elect the three director nominees named in this proxy statement to the Board (Proposal 1);

●	ratify PricewaterhouseCoopers LLP as Ormat's independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2);

●	approve the 2018 ICP (Proposal 3); and

●	approve the compensation of Ormat's NEOs on an advisory basis (Proposal 4).

What if I do not specify how my shares are to be voted?

 If you submit a proxy but do not indicate any voting instructions, the persons to whom you have provided a proxy will vote in accordance with the recommendations of the Board as described above.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

Directors are elected by a majority of all votes cast for each director nominee, except for contested elections in which there are a greater number of candidates than there are seats to be filled.  In contested elections, a plurality voting standard applies, meaning that the three director nominees who receive the greatest number of votes cast by the holders of our Common Stock entitled to vote at the annual meeting will be elected to the Board as directors.

How many votes are required to ratify the appointment of Ormat's independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to approve the 2018 ICP?

Approval of the 2018 ICP requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to approve the compensation of Ormat's NEOs on an advisory basis?

Approval of the compensation of Ormat's NEOs requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.  This vote is advisory and will not be binding on us.

What is an abstention and how will abstentions be treated?

An "abstention" represents a stockholder's affirmative choice to decline to vote on a proposal.  Under Delaware law, shares that "Abstain" are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes "Against" a proposal except for the proposal for the election of directors.  A stockholder's choice to "Abstain" in the election of any director nominee will have no effect on such nominee's election to the Board in accordance with the voting standard for the election of directors set forth in Ormat's Third Amended and Restated Certificate of Incorporation and described above, since a stockholder's choice to "Abstain" does not count as a vote cast.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes "For" or "Against" any proposal.

Where can I find the voting results of the 2018 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2018 Annual Meeting of Stockholders and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days following the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board

Our Board, which is currently composed of nine members, is classified into three classes of directors serving staggered, three-year terms as follows:

Class II Directors (term expiring at the meeting)
Ravit Barniv*
 Robert F. Clarke*
Stan H. Koyanagi*

Class III Directors (term expiring at the 2019 Annual Meeting of Stockholders)
 Dan Falk*
Todd C. Freeland*
Byron G. Wong*

Class I Directors (term expiring at the 2020 Annual Meeting of Stockholders)
David Granot*
 Yuichi Nishigori*
Stanley B. Stern*

* Designated as an independent director.

Current Nominees

Directors in each of the three classes are elected to serve for three-year terms that expire in successive years. The terms of the Class II Directors will expire at the 2018 Annual Meeting of Stockholders. Accordingly, our Board, following the recommendation of the Nominating and Corporate Governance Committee, has nominated Ravit Barniv and Stan H. Koyanagi as Class II Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2021 and until their successors are elected and qualified. Each of Ms. Barniv and Mr. Koyanagi currently serves as a Class II Director.

On September 28, 2017, Mr. Clarke notified the Board of his decision not to stand for re-election to the Board upon the expiration of his current term at the 2018 Annual Meeting of Stockholders. Mr. Clarke informed the Company that his decision was made in order to pursue other goals and was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Accordingly, our Board, following the recommendation of the Nominating and Corporate Governance Committee, has nominated Dafna Sharir to serve as a Class II Director for a three-year term expiring at the annual meeting of stockholders to be held in 2021 and until her successor is elected and qualified.

The following sets forth, with respect to each nominee, the nominee's name, age, business experience, including principal occupation and employment during the past five years, the year in which the nominee first became a director of Ormat and directorships held at other public companies. See "CORPORATE GOVERNANCE" below for a further discussion of the process for nominating these candidates as well as other important information about our Board, the Board Committees and the composition thereof.

Ravit Barniv.  Ravit Barniv has been a member of our Board since November 15, 2015. Ms. Barniv has served as the chairperson of the board of directors of Tnuva Group, the largest food group in Israel, since 2013 and as a board member of Clalit Health Care in Israel since November 2016.  Previously, she served as chairperson of the board of directors of Shikun & Binui Ltd. and Derech Eretz Highways, and as CEO of Netvision Communications.  She earned a BA in Economics and Philosophy and an MBA from Tel-Aviv University and an MA in Governance with a specialization in counterterrorism from IDC Herzliya.  Ms. Barniv is 54 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Ms. Barniv should serve as a director of the Company primarily because of her extensive management experience and overall business and financial knowledge, particularly in the construction and infrastructure and renewable energy industries.

Dafna Sharir.  Dafna Sharir has served on the board of directors of Frutarom Industries Inc. since 2013 and the board of directors of Gilat Satellite Networks since 2016.  From 2012 to 2015, she served on the board of directors of Ormat Industries Inc. Since 2005, Ms. Sharir has served as a consultant, providing mergers and acquisitions advisory services, including with respect to due diligence, structuring and negotiation, to public and private companies around the world.  From 2002 to 2005, she served as Senior Vice President – Investments of AMPAL, a US public company, responsible for all of AMPAL’s acquisitions and dispositions,  and from 1999 to 2002, she served as Business Development – Director of Mergers and Acquisitions at AMDOCS, responsible for international acquisitions and equity investments. Ms. Sharir earned an LL.B from Tel Aviv University School of Law and a BA in Economics from Tel Aviv University School of Economics, as well as an LL.M. from New York University School of Law and an MBA from INSEAD. Ms. Sharir is 49 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Dafna Sharir should serve as a director of the Company primarily because of her extensive domestic and international financial and legal experience and her overall business acumen.

Stan H. Koyanagi.  Stan H. Koyanagi has been a member of our Board since July 26, 2017.  Mr. Koyanagi has served on the board of directors of ORIX Corporation, a Tokyo-based diversified financial company, and was promoted to Corporate Senior Vice President and Global General Counsel of ORIX Corporation in June 2017.  Previously, Mr. Koyanagi served in senior legal positions at ORIX USA Corporation, the US holding company of ORIX Corporation, and KB HOME, a NYSE-listed homebuilder.  Mr. Koyanagi started his legal career in private practice in 1985 and became a partner at the international law firm of Graham & James LLP (now Squire Patton Boggs LLP) in 1993, representing public and private companies as a California-licensed lawyer for over 30 years, advising on corporate transactional, regulatory, compliance and governance matters.  Mr. Koyanagi received a BS from the University of Southern California and a JD from Stanford University.  Mr. Koyanagi is 57 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Koyanagi should serve as a director of the Company primarily because of his extensive experience in domestic and international legal affairs and his overall management and business acumen.

 Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, our Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Directors are elected by a majority of all votes cast for the election of each director at the annual meeting, except for contested elections in which there are a greater number of candidates than there are seats to be filled, in which case a plurality voting standard will apply.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Continuing Directors

Class III Directors Continuing in Office Whose Terms Expire at the 2019 Annual Meeting of Stockholders

Dan Falk.  Dan Falk has been a member of our Board since November 12, 2004. Mr. Falk also serves as a member of the board of directors of Orbotech Ltd., Nice Systems Ltd. and Attunity Ltd., all NASDAQ-listed companies. During the past five years, Mr. Falk served as a member of the board of directors of the following public companies, for which he no longer serves as a director: Advanced Vision Technology (AVT) Ltd., Orad Hi Tech Systems Ltd., Nova Measuring Systems Ltd., Amiad Water Systems Ltd., Plastopil Ltd.  From 2001 to 2004, Mr. Falk was a business consultant to several public and private companies. From 1999 to 2000, Mr. Falk was Chief Operating Officer and Chief Executive Officer of Sapiens International N.V.  From 1995 to 1999, Mr. Falk was an Executive Vice President of Orbotech Ltd.  From 1985 to 1995, Mr. Falk was Vice President of Finance and Chief Financial Officer at Orbot Systems Ltd. and Orbotech Ltd. Mr. Falk received a BA in Economics and Political Science from Hebrew University in 1968 and an MBA from Hebrew University in 1972. Mr. Falk is 73 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Falk should serve as director of the Company primarily because of his qualification as an "audit committee financial expert" under Section 407 of the Sarbanes-Oxley Act of 2002 ("SOX") and Item 407(d)(5) of Regulation S-K, his experience related to service on the audit committee of the Board, his financial reporting expertise and his general financial and business knowledge.

Todd C. Freeland.  Todd C. Freeland has been a member of our Board since July 26, 2017.  He currently serves as Co-Head of Energy and Eco Services Business Headquarters and CEO of Energy and Eco Services Europe at ORIX Corporation, where he is leading the firm’s global expansion into sectors including renewable energy, resource and waste management, and other energy supply, conservation and storage activities.  Between 2013 and 2016, prior to joining ORIX, Mr. Freeland served as the Director General of Private Sector Operations at the Asian Development Bank (ADB), where he was responsible for leading ADB’s banking and investment activities throughout Asia, deploying over $2 billion of capital annually in companies and transactions that promote environmentally sustainable and inclusive economic growth. Between 2008 and 2013, prior to joining ADB, Mr. Freeland was a senior executive at several leading financial services firms, including BMO Financial Group and Goldman Sachs & Co.  Mr. Freeland holds a BA with Distinction in Economics from the University of North Carolina and a MA in International Finance and Marketing from the Kellogg Graduate School of Management, Northwestern University, where he was an Austin Scholar.  Mr. Freeland is 51 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Freeland should serve as director of the Company primarily because of his extensive experience leading a diverse range of businesses and investments across the Americas, Europe, the Middle East and Asia, in industries that include energy, infrastructure, financial services, communications, media, and technology.

Byron G. Wong.  Byron G. Wong has been a member of our Board since July 26, 2017.  Mr. Wong has been a private energy consultant following his retirement from Chevron Corporation at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, Mr. Wong was Senior Vice President - Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in-region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Mr. Wong also sat on the board of three joint venture companies in Singapore, Thailand and South Korea. Prior to the merger with Chevron, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, Mr. Wong was based in London with Texaco Europe, first as the Director of New Business Development (Downstream) for Central/Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region; then second, as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions.  Mr. Wong received both his BA in Economics and his MBA in Finance from the University of California at Los Angeles.  Mr. Wong is 66 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Wong should serve as director of the Company primarily because of his extensive experience and proficiency in understanding, developing and managing energy and power projects globally.

Class I Directors Continuing in Office Whose Terms Expire at the 2020 Annual Meeting of Stockholders

David Granot.  David Granot has been a member of our Board since May 22, 2012. Mr. Granot has served as the Temporary Acting Chairman of Bezeq Israeli Telecommunication Co. Ltd. since July 2017.  He also serves on the board of directors of non-U.S. public companies Alrov (Israel) Ltd., Tempo Beverages Ltd. and Jerusalem Economy Ltd. and private companies Sonol Israel Inc. and Geregu Power PLC.  During the past five years, Mr. Granot served as a member of the board of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Harel Insurance, Investment and Finance Ltd. (Chairman of nostro investment company), Ham-Let (Israel-Canada) Ltd, DIKLA Insurance Ltd, FBNDRC PLC and Scorpio Real Estate (Chairman).  From 2001 through 2007, Mr. Granot served as the CEO of the First International Bank of Israel Ltd. He earned a BA in Economics and an MBA from the Hebrew University in Jerusalem. Mr. Granot is 71 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Granot should serve as a director of the Company primarily because of his extensive management, banking and financial experience, and his overall business knowledge.

Yuichi Nishigori.  Yuichi Nishigori has been a member of our Board since July 26, 2017. Mr. Nishigori presently serves as Head of Energy and Eco Services Business Headquarters at ORIX Corporation and has served as a member of the Board of Directors of ORIX since 2015.  He also serves on the board of directors of Tokyo Stock Exchange-listed Ubiteq, Inc. and private companies around the world, including ONE Energy Corporation, UniEnergy Corporation and Green ARM co., Ltd.  From 2012 to 2014, Mr Nishigori was Head of Investment Banking at ORIX.  Prior to joining ORIX in 2003, Mr. Nishigori began his investment and finance career at The Industrial Bank of Japan, Limited (presently Mizuho Bank) in 1980 and engaged in structured finance and various other corporate finance business in Asia and the United States.  Mr. Nishigori has a BA in Law from the University of Tokyo and Master of Laws from Boalt Hall School of Law, University of California, Berkeley.  Mr. Nishigori is 61 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Nishigori should serve as a director of the Company primarily because of his extensive experience and knowledge related to project development and investment and his overall financial and business acumen.

Stanley B. Stern. Stanley B. Stern has been a member of our Board since November 16, 2015.  Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily to companies in technology-related industries.  From 1981 to 2000 and from 2004 to 2013, he was a Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg.  Mr. Stern currently serves as Chairman of the board of directors of Audiocodes, Inc. (since 2012) and SodaStream International Ltd. (since 2015), and as a member of the board of directors of Ekso Bionics Holdings, Inc. (since 2015) and Foamix, Ltd. (since 2014).  In the past, Mr. Stern served as a member of the board of directors of the following public and private companies, for which he no longer serves as a director: Given Imaging, Fundtech Inc., Tucows, Inc. (Chairman) and Odimo, Inc.  He earned a BA in Economics and Accounting from City University of New York, Queens College, and an MBA from Harvard University.  Mr. Stern is 60 years old.

Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Stern should serve as a director of the Company primarily because of his extensive management, banking and financial experience, particularly in technology-related industries.

CORPORATE GOVERNANCE

Overview

On May 4, 2017, the Company entered into a governance agreement (the "Governance Agreement") with ORIX Corporation ("ORIX") in connection with an agreement between ORIX, certain former stockholders of the Company, Mr. Isaac Angel, the Company's Chief Executive Officer (the "CEO"), and Mr. Doron Blachar, the Company's Chief Financial Officer (the "CFO"), pursuant to which ORIX agreed to purchase approximately 22.1% of our Common Stock (the "ORIX Transaction") for approximately $627 million.  The Governance Agreement, which became effective on July 26, 2017 upon the closing of the ORIX Transaction, sets forth the rights and obligations of the Company and ORIX with respect to certain corporate governance matters of the Company, including, but not limited to, the appointment of directors to our Board, the composition of Board Committees and voting with respect to matters submitted to a vote of the stockholders of the Company. The Governance Agreement also sets forth limitations on the ability of ORIX and its affiliates to acquire securities of the Company in excess of certain thresholds.

The Governance Agreement provides ORIX the right, for as long as ORIX and its affiliates collectively hold at least 18% of the voting power of all of the Company's outstanding voting securities, to nominate three directors to our Board and jointly propose and nominate with the Company a director who is independent in accordance with the NYSE listing standards and SEC rules and regulations and who does not have, and within the three years prior to his or her becoming a director nominee of the Company has not had, any material relationship with ORIX or its affiliates (the "Independent Director").  If ORIX and its affiliates collectively hold less than 18% of the voting power of all of the Company's outstanding voting securities but greater than or equal to 13% of the voting power of all of the Company's outstanding voting securities, ORIX will have the right to nominate two directors to our Board and jointly propose and nominate with the Company the Independent Director.  If ORIX and its affiliates collectively hold less than 13% of the voting power of all of the Company's outstanding voting securities but greater than or equal to 5% of the voting power of all of the Company's outstanding voting securities, ORIX will have the right to nominate one director to our Board, but will no longer have the right to jointly propose and nominate with the Company the Independent Director.  If ORIX holds less than 5% of the voting power of all of the Company's outstanding voting securities, ORIX will not have the right to nominate any directors to our Board.

See "TRANSACTIONS WITH RELATED PERSONS" below for further information concerning the ORIX Transaction.

On July 26, 2017, upon the closing of the ORIX Transaction and pursuant to the Governance Agreement, the number of directors serving on our Board was increased from eight to nine in accordance with our Fourth Amended and Restated By-Laws to provide for the appointment of the Independent Director.  Our Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Wong as a director to fill the newly created directorship on the Board after determining that Mr. Wong is independent in accordance with the NYSE listing standards, SEC rules and regulations and our Corporate Governance Guidelines, and does not, and in the three years prior to his appointment did not, have any material relationship with ORIX or any of its affiliates.  Also upon the closing of the ORIX Transaction and pursuant to the Governance Agreement, our former directors Mr. Gillon Beck, Mr. Ami Boehm and Mr. Robert E. Joyal resigned from our Board, including, in the case of Mr. Beck, from his position as Chairman of our Board.  Acting upon the recommendation of the Nominating and Corporate Governance Committee, our Board appointed ORIX's director nominees Mr. Freeland, Mr. Koyanagi and Mr. Nishigori to our Board to fill the vacancies caused by the resignation of Mr. Beck, Mr. Boehm and Mr. Joyal, respectively.  Mr. Freeland was also appointed to serve as the Chairman of our Board.

    In accordance with the NYSE listing standards, our Board evaluates the independence of directors at least annually and when a change in circumstances could potentially impact the independence of one or more directors. Most recently, our Board evaluated the independence of our directors in connection with the Company's implementation of the corporate governance changes related to the ORIX Transaction described above.  Following this evaluation, the Board concluded that all nine directors are independent directors in accordance with the NYSE listing standards, SEC rules and regulations and our Corporate Governance Guidelines.

During fiscal year 2017, our Board held 14 meetings. Each of our directors attended all of the meetings of our Board and the Board Committees on which he or she serves, except for Mr. Falk who attended 13 of 14 Board meetings, Mr. Clarke who attended 12 of 14 Board meetings and the ORIX director designees, Mr. Freeland, Mr. Koyanagi, Mr. Nishigori, and the Independent Director, Mr. Wong, each of whom joined our Board on July 26, 2017.  Each of Mr. Freeland, Mr. Koyanagi, Mr. Nishigori and Mr. Wong attended all of the meetings of our Board and the Board Committees on which they serve that were held after the date on which they joined our Board. In addition, on May 8, 2017, the Company held its 2017 Annual Meeting of Stockholders. All of our then-serving Board members were present at the meeting.

Board Committees

Our Board has the authority to appoint committees consisting of one or more directors with such powers and authority in the management of the business and affairs of the Company as the Board may determine, subject to our Fourth Amended and Restated By-Laws and applicable law. Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Investment Committee.

Pursuant to the Governance Agreement, (i) the Compensation Committee, Nominating and Corporate Governance Committee and all other Board Committees must consist of two directors designated by the members of our Board that were not designated by ORIX and one director designated by ORIX and (ii) the Audit Committee must consist of two directors designated by the members of our Board that were not designated by ORIX and the Independent Director.

Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with the Exchange Act and the NYSE listing standards.  The members of the Audit Committee are Mr. Clarke, Mr. Falk, Mr. Granot and Mr. Wong, who was appointed to serve on the Audit Committee pursuant to the Governance Agreement in connection with his appointment as Independent Director upon the closing of the ORIX Transaction. All members of the Audit Committee are independent in accordance with, and otherwise satisfy the requirements of, the NYSE listing standards and Rule 10A-3 under the Exchange Act.  The Board has determined that Mr. Falk, the Chair of the Audit Committee, qualifies as an "audit committee financial expert" as defined by SEC rules and that each member of the Audit Committee is financially literate. Mr. Falk also serves on the audit committees of three other companies publicly traded in the U.S. Our Board has determined that Mr. Falk’s simultaneous service on these audit committees does not impair his ability to serve effectively on the Audit Committee.

The Audit Committee selects, on behalf of our Board, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting.

In fiscal year 2017, the Audit Committee continued its oversight of a procedure established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things.  The Audit Committee also manages an ethics and compliance hotline maintained by an independent third party and accessible through the Internet and by telephone. The information received by the hotline is treated as confidential and anonymous and is reviewed by an agent of the Audit Committee before any relevant information concerning unethical behavior or noncompliance with legal, regulatory or internal policy requirements is reported to the Audit Committee.

The Audit Committee held four meetings in fiscal year 2017. Further information concerning the Audit Committee is set forth below under the heading "Audit Committee Report". The charter of the Audit Committee, as amended on August 5, 2016, is available on the Company’s website at www.ormat.com. The contents of our website, however, are not part of this proxy statement.

On February 22, 2018, the Board appointed Mr. Stern to serve on the Audit Committee, effective upon the conclusion of Mr. Clarke's tenure as a director of the Company and member of the Audit Committee at the 2018 Annual Meeting of Stockholders.

Compensation Committee.  The Company has a separately designated standing Compensation Committee established in accordance with the Exchange Act and the NYSE listing standards.  The members of the Compensation Committee are Ms. Barniv, who serves as the Chair of the Compensation Committee, Mr. Falk, Mr. Freeland, who was appointed to serve on the Compensation Committee pursuant to the Governance Agreement in connection with his appointment to our Board upon the closing of the ORIX Transaction, and Mr. Granot.  All members of the Compensation Committee are independent in accordance with SEC rules and regulations, the NYSE listing standards and Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

The Compensation Committee operates pursuant to a written charter adopted by the Board, which sets forth the duties and responsibilities of the Compensation Committee, which include (i) annual review of corporate goals and objectives relevant to the compensation of our CEO and other executive officers and evaluation of the performance of our CEO and other executive officers in light of these goals and objectives, individual achievements of our CEO and other executive officers and the compensation of similarly situated executive officers at comparable companies, (ii) approval and recommendation to our Board for approval of the compensation of our CEO and other executive officers based on this evaluation and (iii) periodic review and approval of all elements of our CEO's and other executive officers' compensation, including cash-based and equity-based awards and opportunities, any employment agreements and severance agreements, any change in control agreements and any special or supplemental compensation and benefits for our CEO and other executive officers.

The Compensation Committee's duties and responsibilities also include:

•	making recommendations to our Board as to changes in Ormat’s general compensation philosophy;

•
making recommendations to our Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity-based plans or other compensation plans, policies and programs;

•	overseeing the development and implementation of such incentive compensation, equity-based plans or other compensation plans, policies and programs;

•	establishing performance goals and metrics under any such plan, policy or program and certifying attainment of any such performance goals and metrics, including for purposes of Section 162(m); and

•	monitoring Ormat's compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation.

The Compensation Committee is authorized to establish subcommittees for the purpose of evaluating special or unique matters and may delegate its authority to a subcommittee or subcommittees.

The Compensation Committee held three meetings in fiscal year 2017. The charter of the Compensation Committee, as amended on August 5, 2016, is available on the Company’s website at www.ormat.com. The contents of our website, however, are not part of this proxy statement.

Nominating and Corporate Governance Committee.  The Company has a separately designated standing Nominating and Corporate Governance Committee established in accordance with the NYSE listing standards.  The members of the Nominating and Corporate Governance Committee are Ms. Barniv, Mr. Falk, Mr. Freeland, who was appointed to serve as the Chair of the Nominating and Corporate Governance Committee pursuant to the Governance Agreement in connection with his appointment to our Board upon the closing of the ORIX Transaction, and Mr. Granot.  All members of the Nominating and Corporate Governance Committee are independent in accordance with SEC rules and regulations and the NYSE listing standards.

The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as members of our Board, selecting director nominees for our annual meetings of stockholders and developing and recommending to our Board corporate governance guidelines and monitoring compliance with such guidelines.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, education, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company's business, independence under applicable SEC rules and regulations and the NYSE listing standards, diversity and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its then-current Board and management.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Our Fourth Amended and Restated By-Laws provide that our stockholders may nominate director candidates for election to our Board at an annual meeting, provided that the nominating stockholder (i) follows the notice procedures set forth in the Fourth Amended and Restated By-Laws, (ii) was a stockholder of record at the time of giving notice of the proposed nomination and (iii) is entitled to vote at the annual meeting and follows the notice procedures. To be timely, a stockholder’s notice for the 2018 Annual Meeting of Stockholders must have been delivered to the Corporate Secretary at 6225 Neil Road, Reno, Nevada 89511, not earlier than the close of business on January 8, 2018 and no later than the close of business on February 7, 2018.

The Nominating and Corporate Governance Committee held five meetings in fiscal year 2017. The charter of the Nominating and Corporate Governance Committee, as amended on August 5, 2016, is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Investment Committee. The Company has a separately designated standing Investment Committee. The members of the Investment Committee are Ms. Barniv, Mr. Granot, who serves as the Chair of the Investment Committee, and Mr. Nishigori, who was appointed to serve on the Investment Committee pursuant to the Governance Agreement in connection with his appointment to our Board upon the closing of the ORIX Transaction. All members of the Investment Committee are independent.

The Investment Committee assists our Board in evaluating and determining the hedging transactions that we may enter into to hedge our exposure to certain risks and makes recommendations as to the investment of our cash and cash-equivalents, all in accordance with the Investment Policy adopted by our Board.

The Investment Policy outlines general guidelines for investment by the Company, including the type and amount of investment, the desired time period for the investment, and the authority to and procedures for making the investment, and meets on an as-needed basis as instructed by our Board. The Investment Committee does not operate pursuant to a charter and instead acts in accordance with the Investment Policy and other instructions and guidelines outlined by our Board.

The Investment Committee held one meeting in fiscal year 2017.

Special Committee.  During fiscal year 2017, the Board established and empowered a special committee of the Board comprised of independent directors Messrs. Falk, Granot and Stern to evaluate and negotiate the terms of the ORIX Transaction on behalf of the Company.

The special committee engaged independent legal advisors and each of the CCA, Governance Agreement and RRA between ORIX and the Company were executed by the Company following the unanimous recommendation of the special committee.

This special committee held 19 meetings in fiscal year 2017.

Majority Voting for Directors

Our Third Amended and Restated Certificate of Incorporation provides that directors shall be elected by a majority of all votes cast for each of the director nominees at an annual meeting of stockholders, except for contested elections in which there are a greater number of director candidates than there are seats to be filled on our Board, in which case the directors shall be elected by a plurality vote.  This means that, in a contested election, the director nominees who receive the greatest number of votes of the shares of our Common Stock entitled to vote at the annual meeting will be elected to the Board as directors.  As described above, our Board is classified into three classes of directors serving staggered three-year terms.  At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected by a majority of all votes cast for each of the director nominees at such meeting, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company.  Mr. Freeland, who was appointed to our Board and to serve on the Compensation Committee in accordance with the Governance Agreement upon the closing of the ORIX Transaction, is an officer of ORIX, the holder of approximately 22.1% of the outstanding shares of our Common Stock as of March 16, 2018.  See "CORPORATE GOVERNANCE—Overview" above and "TRANSACTIONS WITH RELATED PERSONS" below for additional information concerning the ORIX Transaction.

In fiscal year 2017, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is available on our website at www.ormat.com. The contents of our website, however, are not part of this proxy statement. You may also request a printed copy of our Code of Business Conduct and Ethics free of charge, by writing to the Company at the address appearing in this proxy statement or by calling us at (775) 356-9029.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which are available on the Company’s website at www.ormat.com. The contents of our website, however, are not part of this proxy statement. You may also request a printed copy of our Corporate Governance Guidelines free of charge, by writing to the Company at the address appearing in this proxy statement or by calling us at (775) 356-9029.

 Stockholder Communications with the Board

Stockholders and other interested parties may communicate with our Board or a specific director or directors by writing c/o the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511. Communications received from stockholders are forwarded directly to Board members.

Board's Role in Risk Oversight

As part of our Board's quarterly meetings, our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans.  These risks include financial, industrial, technological (including cybersecurity exposures and the steps management has taken or plans to take with respect to these exposures), competitive and operational risks and exposures, both from a global perspective and on a power plant-by-power plant basis.

Our Board dedicates time at each of these meetings to review and consider the relevant risks that need to be addressed at the time of each Board meeting. Our CEO presents to the Board at each quarterly meeting a report outlining, among other things, operational risks faced by the Company.  Similarly, our CFO presents to the Board at each quarterly meeting a report outlining the financial risks faced by the Company.  In addition to the full Board, the Audit Committee and Investment Committee play an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company's major financial risk exposures.

Our Board's role in risk oversight at the Company is consistent with the Company's leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company's risk exposures, and our Board and its Committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SOX, SEC rules and regulations and the NYSE listing standards.  The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance.  Management of the Company has the primary responsibility for the Company's financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee reviewed management's report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2017 and the report from PricewaterhouseCoopers LLP on the effectiveness of internal control over financial reporting as of December 31, 2017.

 As noted in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, management, under the supervision and participation of the Chief Executive Officer and the Chief Financial Officer, has conducted an evaluation of the effectiveness of the Company's internal control over financial reporting as of December 31, 2017 using criteria established in Internal Control — Integrated Framework (2013) issued by the COSO and, based on this evaluation, concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2017 as a result of the material weakness in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the change in the Company’s repatriation strategy and the related release of the US income tax valuation allowance in the second quarter of 2017, the Company did not perform an effective risk assessment related to its internal controls over the accounting for income taxes.  As a result, the Company identified a deficiency in the design of its internal control over financial reporting related to its accounting for income taxes, which affected the recording of income tax accounts by the Company in its interim and annual consolidated financial statements during 2017, including audit adjustments to the income tax accounts. This deficiency resulted in immaterial adjustments to income tax expense and deferred tax liabilities, but did not result in a material misstatement in its previously issued interim or annual consolidated financial statements nor does it require a restatement of or change in the Company’s consolidated financial statements for any prior interim or annual period. However, this control deficiency could result in a misstatement of the aforementioned balances and disclosures that would result in a material misstatement to the interim or annual consolidated financial statements that would not be prevented or detected.  Management has concluded that this deficiency constitutes a material weakness in the Company's internal control over financial reporting. Based upon the Audit Committee's review and discussions with management, the Company's internal auditors and PricewaterhouseCoopers LLP, the Audit Committee approved the inclusion of management's report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and the report of the independent auditors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

The Audit Committee also received and reviewed the periodic internal audit reports from the Company's internal auditor.  The Audit Committee also reviewed the Internal Audit Plan for fiscal year 2017 and approved its main target subjects.  The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its audits, and has met with such firm, with and without management present, to discuss the results of its examinations and its evaluations of the Company's internal controls.  In addition, the Audit Committee evaluated the performance of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2017 with management and the independent registered public accounting firm.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.  The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company.  The Audit Committee has also considered whether the independent registered public accounting firm's provision of tax services to the Company is consistent with maintaining the registered public accounting firm's independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10‑K for the year ended December 31, 2017, for filing with the SEC.

Submitted on March 16, 2018 by the Audit Committee of Ormat Technologies, Inc.’s Board of Directors.

Dan Falk, Chair Robert F. Clarke David Granot Byron G. Wong

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our named executive officers:

Name	Age	Position

Isaac Angel	61	Chief Executive Officer
Doron Blachar	50	Chief Financial Officer*
Zvi Krieger	62	Executive Vice President—Electricity Segment*
Shlomi Argas	53	Executive Vice President—Operations and Products*
Bob Sullivan	55	Executive Vice President—Business Development, Sales and Marketing

*	Performs the functions described in the table, but is employed solely by Ormat Systems Ltd., a subsidiary of the Company ("Ormat Systems").

Isaac Angel.  Isaac Angel began serving as an officer of the Company on April 1, 2014 and has served as our CEO since July 1, 2014.  From 1999 to 2006, he served in various positions at Lipman Electronic Engineering Ltd., including as its President and CEO.  After the acquisition of Lipman by VeriFone in 2006, Mr. Angel served as Executive Vice President, Global Operations of VeriFone from 2006 to 2008.  From 2008 to 2009, Mr. Angel served as Executive Chairman of LeadCom Integrated Solutions Ltd.  Mr. Angel served as a director of Retalix Ltd. from 2012 until 2013 and has served as a director of Frutarom Ltd. since 2008 until 2016.

Doron Blachar.  Doron Blachar has served as our CFO since April 2, 2013.  From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd.  From 2011 to 2013, Mr. Blachar served as a director of A.D.O. Group Ltd., a TASE-listed company.  From 2005 to 2009, Mr. Blachar served as Vice President – Finance of Teva Pharmaceutical Industries Ltd.  From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President – Finance from 2002 to 2005.  Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Zvi Krieger.  Zvi Krieger has served as our Executive Vice President—Electricity Segment since July 9, 2014. Mr. Krieger served as our Executive Vice President of Geothermal Resource from November 2009 to June 2014, as our Senior Vice President of Geothermal Engineering from 2007 to 2009 and as our Vice President of Geothermal Engineering from 2004 to 2007.  From 2001 to 2004, Mr. Krieger served as Vice President of Geothermal Engineering at Ormat Industries Ltd.  Mr. Krieger has served in a number of roles for Ormat Industries Ltd. with increasing responsibility since 1981, including as Application Engineer, Manager of System Engineering, Director of New Technologies Business Development and Vice President of Geothermal Engineering.  Mr. Krieger earned a BS in Mechanical Engineering from the Technion – Israel Institute of Technology in 1980.

Shlomi Argas.  Shlomi Argas has served as our Executive Vice President—Operations and Products since January 1, 2018. From July 9, 2014 to December 31, 2017, Mr. Argas served as our Executive Vice President—Projects and was responsible for management of Geodrill, our drilling company.  From 2009 until June 2014, Mr. Argas served as our Vice President responsible for management of geothermal projects and Recovered Energy Generation (REG) projects.  From 2006 to 2009, Mr. Argas served as Manager of the REG Projects Department, responsible for the design and installation of REG power plants.  From 1994 to 2006, Mr. Argas served in our Product Engineering Department as a Product Engineer.  Mr. Argas earned a BS in Mechanical Engineering from Ben-Gurion University in 1992 and a Certificate from the Technology Institute of Management, Executive Management Program.

Bob Sullivan. Bob Sullivan has served as our Executive Vice President—Business Development, Sales and Marketing since January 1, 2015.  From 2009 to 2015, Mr. Sullivan served as our Vice President and then Senior Vice President of Business Development, responsible for policy, marketing, sales and project development in North America.  From 2007 to 2009, Mr. Sullivan served as Project Manager.  From 2006 until 2007, Mr. Sullivan served as our Operations Director, North America.  Mr. Sullivan joined the Company in 2003, then serving as a Plant Manager.  He is a graduate of the U.S. Navy’s Nuclear Power School and earned a BS in Business from Capella University.

On February 15, 2018, Hezi Kattan was appointed to serve as our Chief Compliance Officer and General Counsel in accordance with the Governance Agreement. Effective February 15, 2018, Mr. Kattan will be a member of the Company’s management team, responsible for managing compliance risks and controls throughout the Company.  Mr. Kattan will report to our CEO, generally, and directly to the Audit Committee with respect to his compliance function.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 16, 2018 for:

●   each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

●    each of our directors;

●    each of our NEOs; and

●    all of our directors and executive officers as a group.

Percentage ownership is based on 50,609,051 shares of Common Stock outstanding as of March 16, 2018. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Principal Stockholder	Number		Percent
ORIX Corporation	10,988,577	(1)	21.71%
Migdal Insurance & Financial Holdings Ltd.	4,115,782	(2)	8.13%
The Vanguard Group	3,180,154	(3)	6.28%
Clal Insurance Enterprises Holdings Ltd.	2,551,430	(4)	5.04%
Directors and NEOs
Ravit Barniv††	15,000	(5)	*
Robert F. Clarke††	9,500	(6)	*
Dan Falk††	15,000	(7)	*
Todd C. Freeland††	0		*
David Granot††	15,000	(8)	*
Stan H. Koyanagi††	0		*
Yuichi Nishigori††	0		*
Stanley B. Stern††	15,000	(9)	*
Byron G. Wong††	0		*
Isaac Angel†	50,000	(10)	*
Doron Blachar†	42,500	(11)	*
Zvi Krieger†	0		*
Shlomi Argas†	0		*
Bob Sullivan††	44,957	(12)	*
Directors and NEOs as a group	254,957	(13)	0.5%
__________

†        c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

††      c/o Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511

*        Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Based on Schedule 13D filed with the SEC on August 3, 2017 by ORIX. ORIX's address is Hamamatsucho Building, 1-1-1 Shibaura, Minato-ku, Tokyo 105-0023, Japan.

(2)
Based on Schedule 13G filed with the SEC on January 22, 2018 by Migdal Insurance & Financial Holdings Ltd. ("Migdal"). Includes, as of December 31, 2017, (i) 3,932,944 shares held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by subsidiaries of Migdal, according to the following segmentation: 2,166,673 shares are held by profit participating life assurance accounts, 1,579,667 shares are held by provident funds and companies that manage provident funds and 186,604 shares are held by companies for the management of funds for joint investments in trusteeship, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 182,838 shares beneficially held for Migdal's account (Nostro account).  Migdal's address is 4 Efal Street; P.O. Box 3063; Petach Tikva 49512, Israel.

(3)
Based on Schedule 13G/A (Amendment No. 2) filed with the SEC on February 9, 2018 by The Vanguard Group ("Vanguard"). Includes, as of December 31, 2017, 3,180,654 shares beneficially owned, consisting of 58,533 shares as to which Vanguard has sole voting power, 10,634 as to which Vanguard has shared voting power, 3,114,053 shares as to which Vanguard has sole dispositive power and 66,601 shares as to which Vanguard has shared dispositive power. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on Schedule 13G filed with the SEC on January 17, 2018 by Clal Insurance Enterprises Holdings Ltd. ("Clal") and IDB Development Corporation Ltd. Includes, as of January 7, 2018, (i) 2,463,771 shares held for members of the public through, among others, provident funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Clal, which subsidiaries operate under independent management and make independent voting and investment decisions and (ii) 87,659 shares beneficially held for Clal's account.  Clal's address is 36 Raul Walenberg St., Tel Aviv 66180, Israel.

(5)
Includes 15,000 shares of Common Stock issuable to Ms. Barniv upon the exercise of options that are exercisable within 60 days of March 16, 2018. The options granted to Ms. Barniv have exercise prices that range between $35.15 and $47.46 per share of Common Stock and expire on different dates between January 6, 2023 and November 3, 2023.

(6)
Includes (a) 2,000 shares of Common Stock purchased in the open market and (b) 7,500 shares of Common Stock issuable to Mr. Clarke upon the exercise of options that are exercisable within 60 days of March 16, 2018. The options granted to Mr. Clarke have an exercise price of $47.46 per share of Common Stock and expire on November 8, 2023.

(7)
Includes 15,000 shares of Common Stock issuable to Mr. Falk upon the exercise of options that are exercisable within 60 days of March 16, 2018. The options granted to Mr. Falk have exercise prices that range between $38.24 and $47.46 per share of Common Stock and expire on different dates between November 3, 2022 and November 8, 2023.

(8)
Includes 15,000 shares of Common Stock issuable to Mr. Granot upon the exercise of options that are exercisable within 60 days of March 16, 2018. The options granted to Mr. Granot have exercise prices that range between $38.24 and $47.46 per share of Common Stock and expire on different dates between November 3, 2022 and November 8, 2023.

(9)
Includes 15,000 shares of Common Stock issuable to Mr. Stern upon the exercise of options that are exercisable within 60 days of March 16, 2018. The options granted to Mr. Stern have exercise prices that range between $35.15 and $47.46 per share of Common Stock and expire on different dates between January 6, 2023 and November 8, 2023.

(10)
Includes 50,000 stock appreciation rights ("SARs") to purchase shares of Common Stock issuable to Mr. Angel upon the exercise of options that are exercisable the within 60 days of March 16, 2018. The vesting period of these options was accelerated in connection with the ORIX Transaction and is subject to the Lockup Agreement that was entered into between the Company and Mr. Angel on May 4, 2017. The options granted to Mr. Angel have an exercise price of $42.87 per share of Common Stock and expire on June 14, 2022.

(11)
Includes 42,500 SARs to purchase shares of Common Stock issuable to Mr. Blachar upon the exercise of options that are exercisable within 60 days of March 16, 2018. The vesting period of these options was accelerated in connection with the ORIX Transaction and is subject to the Undertaking that was entered into between the Company and Mr. Blachar on May 4, 2017. The options granted to Mr. Blachar have an exercise price of $42.87 per share of Common Stock and expire on June 14, 2022.

(12)
Includes (a) 4,957 shares of Common Stock previously issued to Mr. Sullivan following exercise of options and (b) 40,000 SARs to purchase shares of Common Stock issuable to Mr. Sullivan upon the exercise of options that are exercisable within 60 days of March 16, 2018. The options granted to Mr. Sullivan have an exercise price of $23.34 per share of Common Stock and expire on June 4, 2019.

(13)
Includes (i) 4957 shares of Common Stock and (ii) options (including SARs) to purchase 280,000 shares of Common Stock exercisable within 60 days of March 16, 2018 held by all of our directors and NEOs as a group.  The options have exercise prices that range between $23.34 and $47.46 per share of Common Stock and expire on different dates between June 4, 2019 and November 8, 2023.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Design

The overall objective of our executive compensation program is to offer short-term, medium-term and long-term compensation components that enable us to attract, motivate and retain talented executives who contribute to our continued success.  Equally important to us is to align the interests of our executives with those of our stockholders by designing our executive compensation program to "pay for performance", including the creation of stockholder value.  As described below, the short-term component of our executive compensation packages consists of annual salary, the medium-term component consists of an annual bonus, and the long-term component consists of equity awards.

We aim to design executive compensation packages that, like our general compensation policies, meet or exceed competitive compensation averages for executives with similar responsibilities at companies with similar financial, operating and industry characteristics in similar locations. In most cases, we do not benchmark to a particular industry or companies, but we informally consider published data, such as labor indices and compensation surveys, in formulating our executive compensation packages.

Compensation Elements

Our compensation program consists of three elements, namely, annual salary, annual bonus and equity awards:

1.	Annual salary, which is paid monthly, is intended to provide annual income at a level consistent with the individual contributions of our executive officers.

2.
Annual bonuses, which are paid annually to our executive officers, are intended to link our executive officers' compensation to the Company's overall performance, as well as, in most cases, their individual achievements.

3.
Equity awards are designed to promote long-term leadership and align the interests of our executive officers with those of our stockholders, while their vesting schedule assists us in retaining our executive officers.  Equity awards typically vest 25% on each of the one, two, three and four year anniversaries of the date of grant.  All employees and consultants of the Company are eligible to receive equity awards pursuant to our Amended and Restated 2012 Incentive Compensation Plan (the "2012 ICP"), effective as of and approved by the Company's stockholders on May 8, 2012.  The term of our equity awards typically ranges from six to ten years from the date of grant with respect to grants to our current executive officers.  Except for equity awards granted to two of our current NEOs, there is no provision that provides for accelerated vesting upon a change in control and there is no holding period for vested options.

Each element is determined individually, based on the relevant criteria described in this discussion.

In addition to these main compensation components, executives who are residents of Israel receive, as a function of their salary payments, the standard social benefits (i.e., severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel.  These social benefits are fixed as a percentage of the employee's salary and are not subject to discretionary adjustments.  Executives who are residents of the U.S. participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to social security.  We do not cover any tax payments or otherwise "gross-up" any part of the compensation packages of our executive officers regardless of their location.

Compensation Consultant

In September 2017, the Compensation Committee engaged Moshe Zviran Ltd., a leading Israel-based executive compensation consulting firm ("Zviran"), to conduct a benchmark survey of senior executive compensation arrangements at comparable mid-cap and energy sector companies, focusing on the following four elements: (i) base salary (or base management fees), (ii) other fixed compensation elements (such as the value of use of a company car), (iii) bonus or other supplemental annual payments, and (iv) equity incentive compensation.  Zviran presented a report to the Compensation Committee that included an analysis of the senior executive compensation levels at the comparable companies and the percentile position of the compensation levels of the Company's senior executives relative to such comparable companies.  The Zviran report was based on compensation practices and information derived from a proprietary database of executive compensation information for the Israel market maintained by Zviran, as well as supplemental executive compensation information for the U.S. Market that Zviran obtained from Mercer, the U.S.-based executive compensation firm. The Company paid Zviran and Mercer an aggregate fee of $37,432 for their services and the Zviran report.

Prior to engaging Zviran, the Compensation Committee conducted an independence assessment and considered the independence factors set forth in SEC rules and regulations and the NYSE listing standards.  Following such assessment, the Compensation Committee concluded that Zviran is independent from the Company’s management and their engagement, including the scope of work to be performed, would not raise any conflict of interest.

Determination of Amounts and Formulas for Compensation

Annual Salary

Consistent with our objectives with respect to our executive officers, the Compensation Committee provides guidance in setting base salaries for the Company's executive officers annually at levels that reflect the Compensation Committee's interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations.  The Compensation Committee typically does not undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies and the members of the Compensation Committee evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market capitalization or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry segment).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive officer, and the executive officer's scope of responsibility in relation to other officers and key executives within the Company.  Annual salaries reflect current practices within an NEO's specific geographic region and among executives holding similar positions.  In addition to these factors, the annual salary for an NEO depends on a number of more subjective factors, including our evaluation of the executive's leadership role, professional contribution, experience and sustained performance.

Following publication of the prior year's audited financial statements, the CEO determines whether and to what degree to award salary increases to any of the NEOs.  Factors that are considered include the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the particular NEO's effectiveness in supporting the Company's long-term goals.  We also consider the executive's department's contribution to our success as well as our general achievements during the preceding year.  All salary increases are awarded retroactive to January 1.  Salaries are paid on a monthly basis, except for Mr. Sullivan’s salary and the portion of Mr. Angel’s salary that is based in the U.S., each of which is paid bi-weekly, and with two exceptions, each of our current NEOs has a standard employment agreement that is based on a form used company-wide.

On November 7, 2017, in connection with certain changes to our executive compensation program, the Compensation Committee and the Board approved increases to the annual base salaries of our CEO and CFO.  Effective December 1, 2017, Mr. Angel, our CEO, will receive an annual base salary of approximately $609,000, representing an increase in annual base salary of approximately 31%, and Mr. Blachar, our CFO, will receive an annual base salary of approximately $381,250, representing an increase in annual base salary of approximately 4%.

Annual Bonus

Each year, following publication of our financial statements for the preceding year, the Compensation Committee determines the basket of bonuses that may be awarded on a Company-wide basis for the prior year.  The Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews the annual bonus payable to our other NEOs.

Our CEO's annual bonus is payable in accordance with the terms of his employment agreement with the Company and Ormat Systems, which are described under "EXECUTIVE COMPENSATION—Employment Agreements" below.  Under the terms of our CEO's employment agreement, our CEO is eligible for an annual bonus in an amount of up to .75% of our annual profits up to $50 million (inclusive) and 1% of the portion of our annual profits, if any, above $50 million.  The maximum annual bonus payable to our CEO pursuant to his employment agreement was $750,000. However, on November 7, 2017, the Compensation Committee and the Board approved a maximum annual bonus payable to our CEO of $900,000, calculated as follows: 75% of the annual cash bonus will be based on achievement of specific performance metrics that measure the financial performance of the Company and 25% of the annual cash bonus will be determined at the discretion of the Compensation Committee based on the achievement of other goals, such as diversity, social and environmental responsibility and merger and acquisition activities. The increase is effective as of December 1, 2017.

Annual bonuses for our other NEOs are payable in accordance with the Company’s Annual Management Incentive Plan (the "Management Plan") which was approved by the Board and the Compensation Committee on February 23, 2016.  The Management Plan provides for annual cash incentive awards for participating employees based upon achievement of certain performance measures established by the Compensation Committee, based on the recommendations of our CEO.  At the beginning of each fiscal year, our CEO reviews with the Compensation Committee the Company's objectives under the strategic plan, the Company’s annual budget, the compensation practices of our peers and other market data, and recommends measurable financial and/or operational goals for the upcoming fiscal year.  These measurable financial and/or operational goals may be with respect to the performance of the Company on a consolidated basis, the performance of the Company in a particular country or region and/or the performance of a business unit or operating segment of the Company, including a geographically based business unit.

Based upon the CEO's recommendations, the Compensation Committee establishes Company Performance Metrics (as defined in the Management Plan), other individual performance criteria and varying levels of achievement under such Company Performance Metrics that result in the payment of minimum and maximum cash incentive awards, specified by the Compensation Committee as a percentage of the Management Plan participant's base salary, for each Management Plan participant for each fiscal year. The Compensation Committee also assigns a weight to the Company Performance Metrics and individual performance criteria that reflects the contribution of achievement of each Company Performance Metric and the individual performance criteria to a Management Plan participant's incentive award. The Company Performance Metrics and individual performance criteria against which performance is measured for each Management Plan participant in a given fiscal year may include: consolidated revenue, consolidated adjusted EBITDA, net income, Electricity segment revenue, Electricity segment gross profits, generation (GWh), Product segment sales, Product segment gross margin, next year bookings, project costs as of project completion and/or manufacturing costs as of project completion. In the event the level of achievement of a Company Performance Metric falls between the levels corresponding to a minimum and maximum incentive award, the Management Plan participant's incentive award will be based on a linear interpolation between the minimum and maximum incentive award amounts. Levels of achievement for each Management Plan participant for each fiscal year are measured by the CEO (or the Compensation Committee, in the case of an incentive award to the CEO) based on the reported Company Performance Metrics in the Company's audited financial statements, Annual Report on Form 10-K for such fiscal year and/or internal budgets, within 45 days after approval of the Company's annual financial statements by our Board. The Management Plan also requires that (i) at least 50% of any performance-based award be based on achievement of the established Company Performance Metrics and/or individual performance criteria and (ii) no performance-based award be paid under the Management Plan for any fiscal year unless the Company's consolidated annual net income for such fiscal year is positive. Under the Management Plan, the Compensation Committee has the authority to make incentive awards to any one or more Management Plan participants during any fiscal year as the Compensation Committee determines in its discretion is appropriate and in the best interests of the Company, regardless of the level of achievement of established Company Performance Metrics for such fiscal year. Such discretionary awards may be based upon the Management Plan participant's individual performance or achievement of individual goals and certain subjective assessments of the Management Plan participant's leadership and other contributions to the Company, as well as expected future contributions to the Company.

On November 7, 2017, in connection with certain changes to our executive compensation program, the Compensation Committee and the Board approved a maximum annual cash bonus to our CFO of $297,000.

Awards under the Plan are generally payable as soon as practicable after the amount of such award is determined in accordance with the Plan, and in any event within the calendar year following the calendar year in which the bonus is earned.

For fiscal year 2017, incentive awards to each of our NEOs (other than our CEO) under the Management Plan were based upon (i) for all NEOs (other than our CEO), achievement of revenue and Adjusted EBITDA targets of $699 million and $348 million, respectively and (ii) for each NEO (other than our CEO), achievement of individual performance criteria specific to each NEO's role at the Company, including net income, Electricity and Product segment revenue, Electricity and Product segment gross margin, Product segment new sales (i.e., sales made in fiscal year 2017 for which the Company expects to recognize revenue after the end of fiscal year 2017) and electricity generation, compared to the Company's goals. The Company Performance Metrics applicable to all NEOs and the individual performance criteria specific to each NEO are based upon the Company's fiscal year 2017 corporate strategic initiatives, the Company's annual budget and individual performance. The chart below indicates the weight assigned to each Company Performance Metric and the individual performance criteria for each NEO for fiscal year 2017:

NEO	Revenue	Adjusted EBITDA	Individual Performance Criteria	Discretionary Bonus
Doron Blachar, Chief Financial Officer	13%	12%	54%	21%
Zvi Krieger, Executive Vice President, Electricity Segment	5%	5%	28%	62%
Shlomi Argas, Executive Vice President, Product Segment and Operations	14%	13%	29%	44%
Bob Sullivan, Executive Vice President, Business Development Sales and Marketing	11%	10%	54%	25%

The chart below indicates the target and actual level of performance achieved with respect to each of the Company Performance Metrics applicable to all NEOs (other than our CEO), as determined by the CEO (all dollar amounts are in millions) and approved by the Compensation Committee:

Company Performance Metric	Target	Actual
Revenue	$699	$693
Adjusted EBITDA	$348	$344

       The Compensation Committee set minimum and maximum incentive award amounts for fiscal year 2017 at approximately 8.33% and 75% of the NEOs' annual base salaries, or approximately one month's base salary and nine months' base salary, respectively. The chart below indicates, for each of our NEOs (other than the CEO), after linear interpolation, the amount of the incentive award earned and paid out to him, expressed as a percentage of the maximum incentive award amount:

NEO	% of Award Earned Paid Out
Doron Blachar, Chief Financial Officer	74%
Zvi Krieger, Executive Vice President, Electricity Segment	100%
Shlomi Argas, Executive Vice President, Product Segment and Operations	70%
Bob Sullivan, Executive Vice President, Business Development Sales and Marketing	44%

Accordingly, Messrs. Blachar, Krieger, Argas and Sullivan received incentive awards of approximately 56%, 75%, 52% and 33% of their annual base salaries, respectively, under the Management Plan in respect of the level of performance achieved with respect to the Company Performance Metrics and individual performance criteria, as described above.

Equity Awards

We are committed to long-term incentive programs for executive officers that promote the long-term growth of the Company and align the interests of our executive officers with those of our stockholders.  The determination of the overall basket of equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual incentive bonuses.  If we are to make equity awards in a particular year, then, following the publication of our financial results for the preceding year, our Compensation Committee determines the annual basket of equity awards that may be made to all of our employees.  This basket is typically calculated as up to 1.5% of the outstanding shares of the Company per year.

Within one month after the Compensation Committee determines the annual basket of equity awards that may be made to all of our employees, including our NEOs, our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each of the NEOs after consideration of a variety of factors, including the Company's performance and relative stockholder return, the expected contribution of the NEO to the Company's growth and success, awards granted to the NEOs in past years and certain survey and other market data regarding our peers' compensation practices. These factors are not assigned any particular weight nor does the Compensation Committee use a formula to apply these factors in order to determine the number of equity awards to be made to each of our NEOs. Instead, the Compensation Committee uses its judgment and experience in considering these factors to determine the appropriate number of equity awards to be granted to each of our NEOs for each fiscal year to ensure there is a strong link between our NEOs' compensation and performance and alignment of our NEOs' interests with those of our stockholders. Additionally, the Compensation Committee benchmarks against the average value of long-term equity incentive awards granted to NEOs with similar responsibilities at peer companies based on information provided to the Compensation Committee by AON Hewitt and Zviran (Israel), with the goal of offering competitive equity compensation that allows us to retain and incentivize our NEOs, while remaining within appropriate ranges established by our peers and the broader market. In general, the equity awards we grant to our NEOs are subject to the same pricing, vesting and exercise terms that govern the grant of equity awards to all of our employees.  All equity awards are made pursuant to the 2012 ICP.

Historically, we granted our executive officers stock options as the long-term component of their compensation.  In 2012 and 2013, the Compensation Committee decided to grant our executives SARs instead of stock options because the Compensation Committee determined that SARs provide comparable long-term incentives while utilizing fewer shares of our Common Stock.  In 2014, the Compensation Committee granted stock option awards to Mr. Angel, our CEO, and Mr. Blachar, our CFO.  In addition, we may grant stock options to newly hired executives upon their commencement of employment.

On November 7, 2017, the Compensation Committee and our Board approved certain changes to the equity component of the compensation of each of our NEOs, including our CEO and CFO.  The Compensation Committee and our Board, which previously approved the grant by the Company of solely stock options and SARs to all NEOs pursuant to the 2012 ICP as the equity component of our NEOs' annual incentive compensation, replaced a portion of the stock options and SARs with restricted stock units ("RSUs") so that from November 7, 2017, the Company will grant to our NEOs and certain other executive officers equity compensation with a target value mix of two-thirds SARs and one-third RSUs.  The RSUs and SARs are time-vested and vest according to the following schedule: RSUs and SARs granted to our CEO will vest 22%, 22%, 28% and 28%, respectively, on the one, two, three and four year anniversaries of the date of grant and RSUs granted to the other NEOs, including the CFO, will vest 25% on each of the one, two, three and four year anniversaries of the date of grant.  Each RSU represents the right to receive one share of Common Stock upon vesting and is valued on the date of grant based on the closing price of our Common Stock on the next business day following the date of grant.  SARs will continue to vest according to the following schedule: SARs granted to all NEOs, except our CEO, will vest 25% on each of the one, two, three and four year anniversaries of the date of grant and are valued based on the closing price of our Common Stock on the next business day following the date of grant.  Upon exercise, all SARs will be paid in shares of our Common Stock with a value equal to (a) the number of shares underlying the SARs that are being exercised, multiplied by (b) the excess (if any) of (i) the market price of a share of Common Stock on the date the SAR is exercised, over (ii) the exercise price specified in the SAR.  RSUs and SARs granted to our CEO and CFO are subject to clawback in certain circumstances.

On December 5, 2017, the Compensation Committee and our Board rescinded and voided the grant of 243,300 SARs and 34,500 RSUs, comprising all of the equity incentive awards granted on November 7, 2017 to our CEO pursuant to the 2012 ICP. This was done because the grant and the awards exceeded the annual limit for 2017 under the terms of the 2012 ICP. The Compensation Committee and our Board intend to make an award to our CEO to equitably replace the award that was rescinded.

If the 2018 ICP (Proposal 3) is approved and adopted at the 2018 Annual Meeting of Stockholders, we will no longer make any grants under the 2012 ICP. However, the 2012 ICP will remain in effect with respect to outstanding equity awards previously made under the 2012 ICP.

Tax Considerations

Our Compensation Committee considers the potential impact of Section 162(m) on compensation.  Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our CEO and our other NEOs (except our CFO) other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements.  Based on these requirements, since none of the NEOs who are employed by the Company received compensation in excess of $1.0 million, the Compensation Committee has determined that Section 162(m) will not prevent us from receiving a tax deduction for any of the compensation paid to our executive officers for fiscal year 2017.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Proxy Statement.

Submitted on March 16, 2018 by the members of the Compensation Committee of the Board of Directors of Ormat Technologies, Inc.

Ravit Barniv, Chair Dan Falk Todd C. Freeland David Granot

The foregoing Compensation Committee Report on Executive Compensation and compensation-related disclosures set forth in the Proxy Statement shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation earned by (1) our CEO, (2) our CFO, and (3) our three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers as of December 31, 2017, during the years ended December 31, 2017, 2016, and 2015 for such periods that such individual was serving as an NEO:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Isaac Angel, Chief Executive Officer	2017	469,030	None	None	None	762,500	69,629	55,276(5)	1,356,435
	2016	426,294	None	None	1,198,000	750,000	61,661	50,127	2,486,082
	2015	426,122	None	None	None	750,000	60,251	49,037	1,285,410
Doron Blachar, Chief Financial Officer	2017	361,907	None	606,372	1,173,934	215,000	56,914	43,070(6)	2,457,197
	2016	336,391	None	None	509,150	215,345	50,223	40,038	1,151,147
	2015	331,581	None	None	None	185,853	49,275	39,822	606,531
Zvi Krieger, Executive Vice President, Electricity Segment	2017	265,633	None	83,830	162,334	210,000	39,616	46,603(7)	808,016
	2016	228,731	None	None	509,150	142,783	33,437	40,808	954,909
	2015	223,020	None	None	None	75,141	32,111	38,509	368,781
Shlomi Argas, Executive Vice President, Product Segment and Operations	2017	227,346	None	83,830	162,334	154,000	47,357	32,520(8)	707,387
Bob Sullivan, Executive Vice President, Business Development, Sales and Marketing	2017	225,000	None	83,830	162,334	75,000	None	64,839(9)	689,226
	2016	225,172	None	None	509,150	121,196	None	55,754	911,272
	2015	231,800	None	None	None	86,500	None	30,172	348,472

(1)
This column reflects the amount of any discretionary bonus (cash or non-cash) earned for the fiscal year.  All other performance-based bonus awards, including those awarded pursuant to the Management Plan, are included in the ‘Non-Equity Incentive Plan Compensation’ column.

(2)
Represents the grant date fair value of all stock awards in accordance with accounting guidance for stock compensation.  Awards reflected are RSUs. Each RSU represents the right to receive one share of Common Stock upon vesting.

(3)
Represents the grant date fair value of all option awards in accordance with accounting guidance for stock compensation. Awards reflected are SARs. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. Prior to 2016, the Company used the Black-Scholes formula to evaluate the fair value of the stock based compensation. Starting in 2016, the fair value of each grant of stock-based awards on the date of grant is estimated using the Exercise Multiple-Based Lattice SAR-Pricing Model and the assumptions noted in the following table.

	Year Ended December 31,
	2017	2016	2015
Risk-free interest rates	1.9%	1.3%	1.4%
Expected lives (in years)	3.1	4.5	4.0
Dividend yield	0.62%	1.1%	0.7%
Expected volatility	25.1%	30.7%	29.2%
Forfeiture rate	0.0%	8.4%	0.0%

The expected lives represents the period that our stock-based awards are expected to be outstanding. In the absence of enough historical information, the expected lives were determined using the simplified method giving consideration to the contractual term and vesting schedule. The dividend yield forecast is expected to be 20% of our annual net profits, which is equivalent to a 0.7% annual weighted average dividend rate in the year ended December 31, 2017. The risk-free interest rate was based on the yield from U.S. constant treasury maturities bonds with an equivalent term. The forfeiture rate is based on trends in actual stock-based awards forfeitures.

(4)
This column reflects the amount of any cash awards granted under the Management Plan, including the discretionary component of any such cash award. Consistent with the terms of the Management Plan, these amounts reflect cash awards earned under the Management Plan for 2017 which are paid in 2018.

(5)
Includes payments of car-related expenses in the amount of $26,259; Israel National Insurance in the amount of $10,101; U.S. Social Security in the amount of $9,181; health insurance in the amount of $245; convalescence pay in the amount of $1,771; Education Fund in the amount of $3,957 and perquisites amounting to $3,763.

(6)
Includes payments of car-related expenses in the amount of $22,632; Israel National Insurance in the amount of $10,101; health insurance in the amount of $67; convalescence pay in the amount of $1,771; Education Fund in the amount of $3,957; and perquisites amounting to $4,542.

(7)
Includes payments of car-related expenses in the amount of $13,935; Israel National Insurance in the amount of $10,101; health insurance in the amount of $67; convalescence pay in the amount of $1,771; Education Fund in the amount of $3,957; vacation redemption in the amount of $13,315 and perquisites amounting to $3,457.

(8)
Includes payments of car-related expenses in the amount of $13,230; Israel National Insurance in the amount of $10,101; health insurance in the amount of $67; convalescence pay in the amount of $1,771; Education Fund in the amount of $3,957; and perquisites amounting to $3,394.

(9)	Includes payments of social security in the amount of $28,128; health insurance in the amount of $22,879 and 401(k) plan contributions amounting to $13,832.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2017:

Name	Grant Date	Non-Equity Incentive Plan Compensation ($)(3)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($) (1)
Isaac Angel(4)		762,500
Doron Blachar	November 7, 2017	215,000	9,671 68,252	— 63.35	RSUs 62.70 SARs 17.20
Zvi Krieger	November 7, 2017	210,000	1,337 9,438	— 63.35	RSUs 62.70 SARs 17.20
Shlomi Argas	November 7, 2017	154,000	1,337 9,438	— 63.35	RSUs 62.70 SARs 17.20
Bob Sullivan	November 7, 2017	75,000	1,337 9,438	— 63.35	RSUs 62.70 SARs 17.20

(1)	These amounts are the grant date fair value of each award, computed in accordance with accounting guidance for stock compensation using the binomial valuation model.

(2)	Includes SARs and RSUs.

(3)
These amounts reflect cash awards earned under the Management Plan for 2017 which are paid in 2018, consistent with the terms of the Management Plan. These amounts include all cash awards granted under the Management Plan, including the discretionary component of any such cash award.

(4)
On December 5, 2017, the Compensation Committee and our Board rescinded and voided the grant of 243,300 SARs and 34,500 RSUs, comprising all of the equity incentive awards granted on November 7, 2017 to our CEO pursuant to the 2012 ICP. This was done because the grant and the awards exceeded the annual limit for 2017 under the terms of the 2012 ICP.

Employment Agreements

The following are descriptions of the material terms of our NEOs' employment agreements, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading "Grants of Plan-Based Awards" above.

General

Each of Mr. Angel, our CEO, Mr. Blachar, our CFO, Mr. Krieger, our Executive Vice President, Electricity Segment, and Mr. Argas, our Executive Vice President, Operations and Products, is employed by Ormat Systems, one of the Company's subsidiaries.  Mr. Sullivan, our Executive Vice President, Business Development, Sales and Marketing is employed by the Company.

Each of Mr. Angel, Mr. Blachar, Mr. Krieger and Mr. Argas is party to an employment agreement with Ormat Systems (and, in the case of Mr. Angel, with the Company as well) that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems' employees, covering matters such as vacation, health, and other benefits.  Mr. Sullivan has not entered into any such employment agreement with either Ormat Systems or the Company.

Under the employment agreements of Mr. Krieger, Mr. Argas and Mr. Blachar, either Ormat Systems or the applicable employee may terminate the employment relationship upon between 30 and 120 days' prior written notice, while Mr. Angel's employment agreement permits termination by the Company or Mr. Angel upon at least six months' prior written notice.  However, termination for cause does not require any prior notice and an employee who is terminated for cause is not entitled to any subsequent payments.

The actual salary and other compensation arrangements of Mr. Angel, Mr. Blachar, Mr. Krieger, Mr. Argas and Mr. Sullivan are agreed upon separately with each employee. Except for Mr. Sullivan, each of these individuals is also covered by Ormat Systems' management insurance plan, to which Ormat Systems contributes a percentage of such individual's salary, and which covers any compensation that such individual may be entitled to receive upon termination, such as severance pay pursuant to Israeli law for Israel-based employees. In addition, each of the employees has the benefit of the use of a company-leased car.

The employment agreements of Mr. Angel, Mr. Blachar, Mr. Krieger and Mr. Argas also contain provisions that are designed to restrict them from engaging in activities competitive with the business of the Company for a period ranging from 12 to 36 months following termination of employment and, in the case of the employment agreements of Mr. Angel and Mr. Blachar, from soliciting any employee, customer or supplier of the Company for a period ranging from 12 to 24 months following termination of employment.

Isaac Angel

Pursuant to Mr. Angel's employment agreement, Mr. Angel is entitled to the following:

•
Salary: Annual gross salary of NIS 2,141,040 (equal to approximately $619,335 based on the representative exchange rate set by the Bank of Israel on December 31, 2017), which is linked to the Israeli consumer price index.

•
Annual Performance Bonus: If the Company's annual consolidated net income is above $20 million, an annual bonus equal to (a) 0.75% of the Company's annual consolidated net income up to $50 million (inclusive) and (b) 1.00% of the portion of Company's annual consolidated net income that is above $50 million, if any; provided that the annual bonus shall not exceed $750,000.  On November 7, 2017, the Compensation Committee and the Board approved an increase in the maximum annual bonus payable to our CEO from $750,000 to $900,000. The bonus calculation will be as follows: 75% of the annual cash bonus will be based on achievement of specific performance metrics that measure the financial performance of the Company and 25% of the annual cash bonus will be determined at the discretion of the Compensation Committee based on the achievement of other goals, such as diversity, social and environmental responsibility and merger and acquisition activities. The increase is effective as of December 1, 2017.

•
Initial Option Grant: Stock options granted on April 1, 2014 to purchase 100,000 shares of Common Stock at an exercise price of $29.52 per share, the closing price of our Common Stock on the date of grant, under the 2012 ICP.  The stock options vest in one installment on the seven year anniversary of the date of grant and expire seven and a half years following the date of grant.

•
Second Option Grant: Stock options granted on April 1, 2014 to purchase 300,000 shares of Common Stock at an exercise price equal to $29.52 per share, the closing price of our Common Stock on the date of grant, under the 2012 ICP. The stock options vest 25% on each of the two, three, four and five year anniversaries of the date of grant and expire six years following the date of grant.

In connection with the ORIX Transaction, the remaining vesting period applicable to unvested stock options to purchase 350,000 shares of Common Stock awarded to our CEO under the two grants described above was accelerated and, upon exercise of such options, such shares were sold to ORIX as part of the ORIX Transaction.

•
Third Option Grant: 100,000 SARs granted on June 14, 2016 with an exercise price equal to $42.87 per share of Common Stock underlying the SARs, the closing price of our Common Stock on the date of grant, under the 2012 ICP. The SARs vest in 3 equal installments on the two, three and four year anniversaries of the date of grant and expire seven years following the date of grant.  The vesting period for these SARs was accelerated in connection with the ORIX Transaction.  The Common Stock acquired through the exercise of these accelerated SARs that was not sold in connection with the ORIX Transaction is subject to a Lockup Agreement.  Please see Note (1) to the “Outstanding Equity Awards at Fiscal Year-End” table below.

•
Termination: Each of the Company and Mr. Angel may terminate the employment agreement, for any reason, by providing six months' prior notice of such termination (the "Notice Period"). Other than in the case of termination of employment by the Company for "Cause" (as defined in the employment agreement), Mr. Angel will be entitled to continue to receive his compensation during the Notice Period.

•
Termination in connection with a Change of Control: In the event that Mr. Angel's employment is terminated by the Company without "Cause", or he resigns for a "Good Reason" (as defined in the employment agreement) within two (2) months before, or twelve months following, the consummation of a "Change of Control" (as defined in the Employment Agreement), Mr. Angel is entitled to the following: (i) the Notice Period (and consequently, the period during which compensation is payable to Mr. Angel) will be extended from six months to twelve months; and (ii) all the stock options and SARs described above will be accelerated and will become fully vested and exercisable.

See also under "Potential Payments upon Termination or Change in Control" below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2017:

Option and Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Isaac Angel	100,000(1)		42.87	June 14, 2022

Doron Blachar	42,500(2)		42.87	June 14, 2022
		68,252(4)	63.35	November 7, 2023
		9,671(5)	—	—

Zvi Krieger		42,500(3)	42.87	June 14, 2022
		9,438(4)	63.35	November 7, 2023
		1,337(5)	—	—

Shlomi Argas		42,500(3)	42.87	June 14, 2022
		9,438(4)	63.35	November 7, 2023
		1,337(5)	—	—

Bob Sullivan	40,000(6)		23.34	June 4, 2019
		42,500(3)	42.87	June 14, 2022
		9,438(4)	63.35	November 7, 2023
		1,337(5)	—	—

(1)
The vesting period for these SARs was accelerated in connection with the ORIX Transaction (the “Accelerated Stock Options”) and are subject to a Lockup Agreement entered into between Mr. Angel and the Company on May 4, 2017. For a period of one year following the date of the Lockup Agreement (i.e. May 4, 2018), shares of Common Stock acquired through the exercise of the portion of the Accelerated Stock Options granted to Mr. Angel on June 14, 2016 may not be sold, transferred or otherwise disposed of. For a period of 180 days following the foregoing initial lockup period, no more than 50,000 shares of Common Stock acquired through the exercise of the portion of the Accelerated Stock Options granted to him on June 14, 2016 may be sold, transferred or otherwise disposed of.

(2)
These are Accelerated Stock Options subject to an Undertaking entered into between Mr. Blachar and the Company on May 4, 2017. Until June 30, 2018, shares of Common Stock acquired through the exercise of the portion of the Accelerated Stock Options granted to Mr. Blachar on June 14, 2016 may not be sold, transferred or otherwise disposed of, unless Mr. Blachar resigns or is terminated from his position with the Company for any reason prior to June 30, 2018.

(3)
These are SARs which begin to vest two years after the June 2016 grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. The SARs will become fully exercisable in June 2022. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(4)
These are SARs which will vest 25% on each of the one, two, three and four year anniversaries of the November 2017 grant date. The SARs will become exercisable in November 2021. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(5)
These are RSU which will vest 25% on each of the one, two, three and four year anniversaries of the November 2017 grant date.  Each RSU represents the right to receive one share of Common Stock upon vesting.

(6)
These are SARs which began to vest two years after the June 2013 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs became fully exercisable in June 2017 and will expire on June 2019. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

Option Exercises

Our NEOs exercised options to purchase 528,775 shares of our Common Stock during the year ended December 31, 2017.

Name	Number of Options/ SARs Exercised (#)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Isaac Angel	400,000	400,000	$10,591,990
Doron Blachar	62,500	62,500	$2,178,887.87
Zvi Krieger	25,000	15,267	$911,746.59
Shlomi Argas	55,000	33,967	$2,056,112.08
Bob Sullivan	27,500	17,041	$1,047,422.91

Potential Payments upon Termination or Change in Control

The employment agreements of our executives contain the following terms regarding post-termination and change in control payments:

Isaac Angel.  Pursuant to the terms of Mr. Angel's employment agreement, if the Company or Mr. Angel terminates his employment agreement for any reason other than for "Cause", Mr. Angel will be entitled to his salary, bonus and other benefits for the applicable Notice Period. The Notice Period in Mr. Angel's employment agreement is six months.  In the event of termination other than for "Cause", Mr. Angel will also be entitled to an assignment of his "executive manager’s insurance policy" and funds accumulated under such policy based on deductions from his base salary, and a payment of the difference, if any, between the sums accumulated under such policy on account of his severance pay, and the amount of severance pay to which he is entitled based on his monthly base salary at the time of termination multiplied by the number of years he has been employed by the Company or Ormat Systems.

Mr. Angel is entitled to change of control payments if within two months prior to or twelve months following the occurrence of a "Change of Control", his employment is terminated by the Company other than for "Cause" or if he resigns for "Good Reason".  In either of these events, Mr. Angel's Notice Period will be twelve months instead of six months, and all options and SARs granted to Mr. Angel will be accelerated and will become fully vested and exercisable (or payable) as of the date of the "Change of Control" (in the event the termination or resignation occurred prior to or at the date of the "Change of Control") or as of the termination date (in the event the termination or resignation occurred after the date of "Change of Control").  We will also be required to pay him any compensation to which he is entitled during the extended Notice Period.

On November 7. 2017 the Compensation Committee and our Board  approved certain changes to "Change of Control" as defined in Mr. Angel's employment agreement and as of December 1, 2017 “Change of Control” applicable for Mr. Angel and Mr. Blachar is defined as the consummation of any of the following events, in a single transaction or in a series of related transactions: (i) the acquisition of the Company by another person(s) or entity by means of a merger, reorganization, consolidation, or similar event in which such person(s)  will hold, immediately after such acquisition, more than 50% of the outstanding voting power of the Company, the acquiring, resulting or surviving corporation; or (ii) the sale of all or substantially all of the assets of us (on a consolidated basis) to another entity (except an entity that is one of the Company's subsidiaries or affiliates or affiliated with any of the Company's then-current principal stockholders). The term "Change of Control" excludes any transaction or series of related transactions that are part of an internal voluntary reorganization and/or restructuring of the Company and/or its subsidiaries and affiliates that does not involve the acquisition of control by a third party not affiliated with the Company, its subsidiaries and affiliates, such as a change in the state of incorporation of the Company and/or acquisition by the Company of its own shares from any person.

"Good Reason" is defined in Mr. Angel's employment agreement as (i) a reduction in salary or diminution of Mr. Angel's annual bonus opportunity; (ii) diminution in authority, responsibilities or duties; (iii) diminution in the budget over which Mr. Angel has authority; (iv) an adverse change in reporting responsibilities; (v) relocation of Mr. Angel's main office; and (vi) any other breach of the employment agreement.

"Cause" is defined in Mr. Angel's employment agreement as (i) any of the reasons mentioned in Sections 16-17 of the Israel Severance Pay Law, 1963; (ii) conviction for any felony involving moral turpitude or affecting the Company or its affiliates (including a plea of guilty or no contest); (iii) conviction for the embezzlement of the Company's or its affiliates funds or an attempt to do so; (iv) conduct by Mr. Angel that constitutes gross misconduct or gross neglect of his duties to the Company or its affiliates, as well as any breach of Mr. Angel's fiduciary duties to the Company or its affiliates; and (v) breach of any material term of the employment agreement; provided that such breach was not cured (if capable of being cured) by Mr. Angel within 14 days following written notice thereof.

Doron Blachar.  In the event of a "change in control" as defined above, all options, SARs and RSU granted to Mr. Blachar will be accelerated and will become fully vested and immediately exercisable (or payable).  If Mr. Blachar’s employment is terminated for any reason, he will be entitled to receive any unpaid annual bonus in respect of any completed fiscal year that has ended on or prior to the termination date.  Additionally, subject to achievement of any applicable performance conditions, Mr. Blachar will be entitled to receive the annual bonus that would otherwise have been earned in respect of the fiscal year in which termination occurs, prorated to the termination date.  The Company is required to make such payments on the days on which they would have otherwise been made had no termination occurred and in no event later than two and a half months after the last day of the fiscal year in which termination occurred.

We believe that the change in control provisions in the employment agreements for our executives are appropriate to help ensure that, if a change in control occurs, our executives can act in the best interest of all our stockholders without concern for the uncertainty and without the distraction that would result from the effects a change in control could have on our executives' personal interests. We believe the purpose of these change in control provisions is to protect our NEOs from termination of employment that frequently occurs upon a change in control, rather than to provide a payment when the change in control occurs even though the NEO's employment is continued.  We also believe that the level of post-termination payments for our NEOs is competitive and appropriate.

Except as set forth above, our executives do not have specific change in control payment provisions in their employment agreements (however, see above with respect to acceleration of vesting of equity-based awards). All of our executives are entitled to salary and payment of other compensation during the relevant notice period.

Certain of our executive officers are based in Israel on a full-time or part-time basis, and thus are also entitled to lump sum severance pay amounting to their last monthly salary multiplied by the number of years of their service for the Company under Israeli law. Our executive officers are also entitled to payments under our defined contribution plan. The employment agreements of our current executive officers do not include non-compete or non-solicitation provisions, with the exception of the employment agreements of Mr. Angel and Mr. Blachar.

Estimated Payments and Benefits upon Termination

The amount of compensation and benefits payable to each of our NEOs in the event of termination without cause or as a consequence of a change in control has been estimated in the table below.  The Company does not provide excise tax gross-ups for change in control payments.  There is no distinction in the calculation of the termination payments due to our executives in the event of termination without cause or termination upon a change in control, except in the case of our CEO, whose payments and benefits upon termination are described under "Potential Payments upon Termination or Change in Control" above.  The amounts have been calculated based on the assumption that the termination occurred on December 31, 2017.

Name	Termination without Cause ($)	Change in Control ($)
Isaac Angel	447,861	895,722
Doron Blachar	307,008	307,008
Zvi Krieger	536,541	536,541
Shlomi Argas	668,257	668,257
Bob Sullivan	None	None

Pay Ratio

Our CEO, Mr. Isaac Angel, had fiscal year 2017 total compensation of $1,356,000, as reflected in the Summary Compensation Table included in this proxy statement. We estimate that the median of the annual total compensation of all Ormat employees as of February 13, 2018, except our CEO, was approximately $77,700. As a result, Mr. Isaac Angel’s annual total compensation was approximately 17.6 times that of the median annual total compensation of all employees.

We identified the median employee using compensation information derived from our payroll records. Our methodology in calculating the annual total compensation for employees other than our CEO included salary, social benefits, health insurance and bonus. Accordingly, the calculation included the following compensation components in the following jurisdictions: (a) in the U.S., annual total compensation included salary, health insurance (employer’s portion) and 401K (employer’s portion); (b) in Israel, annual total compensation included salary, bonus (including discretionary bonus) and social benefits; and (c) in jurisdictions where we have employees other than the U.S. and Israel, annual total compensation included salary, bonus and social benefits. Equity awards were not included in the calculation of annual total compensation because equity awards were only awarded to certain of our management team members in 2017 and thus would not have affected the median. Our CEO did not receive any equity awards in 2017.

In identifying the median employee and determining total compensation or any elements of total compensation, we did not make any cost-of-living adjustments or any other material assumptions, adjustments or estimates, except as otherwise disclosed herein.

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each member of our Board during the year ended December 31, 2017:

Name	Fee Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Ravit Barniv	$73,611	$119,939(2)	$193,550
Robert F. Clarke	$66,111	$119,939(3)	$186,050
Dan Falk	$99,893	$119,939(4)	$219,832
Todd C. Freeland	$39,864	$197,978(5)	$237,842
David Granot	$93,611	$119,939(6)	$213,550
Stan H. Koyanagi	$0(12)	$138,000(7)	$138,000
Yuichi Nishigori	$0(13)	$138,000(8)	$138,000
Stanley B. Stern	$78,111	$119,939(9)	$198,050
Byron Wong	$31,864	$138,000(10)	$169,864
Gillon Beck(11)	$36,747	0	$36,747
Ami Boehm(11)	$36,747	0	$36,747
Robert Joyal(11)	$36,747	0	$36,747

(1)
Represents the grant date fair value in accordance with accounting guidance for stock based compensation. For a discussion of the assumptions used in reaching this valuation, see footnote 3 to the Summary Compensation Table above.

(2)
Includes (i) 1,361 SARs with an exercise price of $63.35 per share of Common Stock underlying such SARs granted to Ms. Barniv on November 7, 2017 and (iii) 1,526 RSUs granted to Ms. Barniv on November 7, 2017.

(3)
Includes (i) 1,361 SARs with an exercise price of $63.35 per share of Common Stock underlying such SARs granted to Mr. Clarke on November 7, 2017 and (ii) 1,526 RSUs granted to Mr. Clarke on November 7, 2017.

(4)
Includes (i) 1,361 SARs with an exercise price of $63.35 per share of Common Stock underlying such SARs granted to Mr. Falk on November 7, 2017 and (ii) 1,526 RSUs granted to Mr. Falk on November 7, 2017.

(5)
Includes (i) 7,500 options to purchase our Common Stock with an exercise price of $57.97 per share granted to Mr. Freeland on August 4, 2017, (ii) 681 SARs with an exercise price of $63.35 per share of Common Stock underlying such SARs granted to Mr. Freeland on November 7, 2017 and (iii) 763 RSUs granted to Mr. Freeland on November 7, 2017.

(6)
Includes (i) 1,361 SARs with an exercise price of $63.35 per share of Common Stock underlying such SARs granted to Mr. Granot on November 7, 2017 and (ii) 1,526 RSUs granted to Mr. Granot on November 7, 2017.

(7)	Includes 7,500 options to purchase our Common Stock with an exercise price of $57.97 per share granted to Mr. Koyanagi on August 4, 2017.

(8)	Includes 7,500 options to purchase our Common Stock with an exercise price of $57.97 per share granted to Mr. Nishigori on August 4, 2017.

(9)
Includes (i) 1,361 SARs with an exercise price of $63.35 per share of Common Stock underlying such SARs granted to Mr. Stern on November 7, 2017 and (ii) 1,526 RSUs granted to Mr. Stern on November 7, 2017.

(10)	Includes 7,500 options to purchase our Common Stock with an exercise price of $57.97 per share granted to Mr. Wong on August 4, 2017.

(11)	Resigned from the Board on July 26, 2017 in connection with the ORIX Transaction.

(12)	Mr. Koyanagi has elected to forego the cash retainer to which members of our Board are entitled for 2017.

(13)	Mr. Nishigori has elected to forego the cash retainer to which members of our Board are entitled for 2017.

Cash Compensation

Prior to November 7, 2017, cash compensation of our non-employee directors was as follows:

•	Base annual retainer of $40,000 as fees related to their service on our Board.

•	Board meeting fees of $2,500 per day for each in-person meeting attended; $500 per day for each telephonic meeting attended; and $1,000 per day for telephonic participation in an in-person meeting.

•	Committee meeting fees of $1,500 per day for each in-person meeting attended and $500 per day for each telephonic meeting attended.

•	Any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $7,500. Chairs of our other Committees do not receive an annual retainer.

•	We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or Committees.

On November 7, 2017, following review of peer and other benchmarking data, the Compensation Committee and our Board approved certain changes to our directors' annual cash compensation.  From November 7, 2017, cash compensation of our non-employee directors is as follows:

•	Base annual retainer of $60,000 as fees related to their service on our Board.

•	Per Board and Committee meeting fees consistent with prior practice (as described above), subject to an aggregate $35,000 cap, regardless of the number of meetings such director attends.

•
The Chairs of the Audit Committee, Compensation Committee and Investment Committee receive supplemental annual cash retainers of $15,000, $10,000 and $10,000, respectively, none of which are subject to the $35,000 cap.

•
The non-employee Chairman of the Board receives a supplemental annual retainer with an aggregate value of $100,000, consisting of a $40,000 cash retainer and equity compensation with a value of $60,000, as further described below.

•	We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or Committees.

Equity Compensation

Each newly appointed non-employee director receives an initial grant of options to purchase 7,500 shares of our Common Stock at an exercise price equal to the NYSE closing price on the date of the grant. Effective November 7, 2017, following review of peer and other benchmarking data, the Compensation Committee and our Board approved certain changes to our directors' annual equity compensation.  The Compensation Committee and our Board, which previously approved the grant by the Company of solely stock options to our directors, replaced such stock options with RSUs and SARs so that from November 7, 2017, the Company will grant to its non-employee directors equity compensation with a target value mix of 80% RSUs and 20% SARs.

On November 7, 2017, five of our nine directors (excluding Mr. Freeland, Mr. Koyanagi, Mr. Nishigori and Mr. Wong) were granted annual equity incentive compensation with an aggregate value of $120,000 and a target value mix of 80% RSUs and 20% SARs, with the actual number of RSUs and SARs based on the closing price of our Common Stock on the next business day following the date of grant.  Mr. Freeland, the Chairman of our Board, was granted the $60,000 equity component of his supplemental annual retainer described above with a target value mix of 80% RSUs and 20% SARs, with the actual number of RSUs and SARs based on the closing price of our Common Stock on the next business day following the date of grant.  The Compensation Committee and our Board determined that participation of Mr. Freeland, Mr. Koyanagi, Mr. Nishigori and Mr. Wong, each of whom were granted options to purchase 7,500 shares of our Common Stock in connection with their appointment to our Board in July 2017,  in the equity component of the director compensation package approved on November 7, 2017 will be deferred until November 2018 to avoid such directors receiving multiple equity grants during their first twelve months of service.

  The Company customarily grants the annual award of equity compensation to its non-employee directors in November of each year.  The Company does not have stock ownership guidelines for its directors.

TRANSACTIONS WITH RELATED PERSONS

On May 4, 2017, the Company entered into a commercial cooperation agreement (the "CCA"), a registration rights agreement (the "RRA") and the Governance Agreement (collectively, the "Transaction Agreements") with ORIX in connection with the ORIX Transaction.  The Transaction Agreements became effective upon the closing of the ORIX Transaction on July 26, 2017.

Commercial Cooperation Agreement

Pursuant to the Commercial Cooperation Agreement, the Company and its affiliates have an exclusive right of first refusal to own, invest in, develop and operate new geothermal business opportunities outside the State of Japan that are sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, subject to certain limitations.  The Company and its affiliates also have the exclusive right to provide certain geological, engineering, procurement, construction, operational and/or management services, and the option to acquire up to 49% ownership of all geothermal projects within the State of Japan that (i) are new geothermal business opportunities sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, (ii) have an expected generating capacity of greater than 15 MW and (iii) that are 100% owned by ORIX or its affiliates, or with respect to which ORIX or its affiliates have the ability to control all relevant decisions without being required to obtain any third party consent.  Subject to certain limitations, ORIX and its affiliates must use their commercially reasonable efforts to engage the Company or its affiliates to provide certain geological, engineering, procurement, construction, operational and/or management services to all geothermal projects within the State of Japan that meet the foregoing criteria, but that have an expected generating capacity of 15 MW or less.  Furthermore, ORIX must use commercially reasonable efforts to assist the Company and its affiliates in obtaining project financing for geothermal projects from certain providers of debt financing with which ORIX or its affiliates have a commercial relationship at the applicable time.

The Commercial Cooperation Agreement will be suspended during any period in which ORIX and its affiliates cease to own, collectively, at least 13% of the voting power of all of our outstanding Common Stock or other securities entitled to vote generally for the election of directors to the Board.  During any such period, neither the Company nor ORIX will have any obligations under the Commercial Cooperation Agreement nor will they be liable for any claims under the Commercial Cooperation Agreement that arise during such period.  The Commercial Cooperation Agreement may not be terminated except (i) by mutual agreement of the Company and ORIX, (ii) on the effective date of termination of the Governance Agreement (other than a termination resulting from the breach thereof by ORIX or its affiliates), (iii) in the event of an uncured event of default or (iv) upon certain bankruptcy or insolvency events with respect to any of the parties thereto.

Governance Agreement

The Governance Agreement sets forth the rights and obligations of the Company and ORIX with respect to certain corporate governance matters of the Company, including, but not limited to, the appointment of directors to our Board, the composition of Board Committees and voting with respect to matters submitted to a vote of the stockholders of the Company.  The Governance Agreement also sets forth limitations on the ability of ORIX and its affiliates to acquire our securities in excess of certain thresholds.

Pursuant to the Governance Agreement, the Company (i) appointed the three directors designated by ORIX to our Board to fill the vacancies created by the resignation of three of the Company’s former directors from the Board upon the closing of the ORIX Transaction and (ii) increased the size of the Board to nine directors and appointed the Independent Director to our Board.  See "CORPORATE GOVERNANCE—Overview" above for additional information concerning ORIX's and the Company's rights to designate director nominees for election to our Board and appointment to Board Committees pursuant to the Governance Agreement.

Under the Governance Agreement. the Company and our Board must cause each director nominee designated by ORIX and the Independent Director to be included in management's slate of nominees for election as a director at each annual or special meeting of stockholders of the Company at which directors are to be elected.  The Company must also use reasonable best efforts to cause the election of each such director nominee and Independent Director and, in the event any such director nominee or Independent Director fails to be elected or, following election, ceases to be a director for any reason, ORIX has the right to designate replacement director nominees or fill the vacancy on our Board, as applicable, subject to approval by the Company.  The Governance Agreement also provides that ORIX will vote or cause to be voted all securities beneficially owned by ORIX and its affiliates in favor of the election of all director nominees nominated by the Nominating and Corporate Governance Committee, and ORIX will not take, alone or in concert with others, any action to remove or oppose any director or director nominee nominated by the Nominating and Corporate Governance Committee.

The Governance Agreement also restricts ORIX and its affiliates from taking certain actions during the period that began upon the closing of the ORIX Transaction on July 26, 2017 and ends on the later of the third anniversary of such closing and the date on which ORIX is no longer entitled to nominate any directors to our Board (the "Standstill Period"), including:

•
beneficially owning, individually or as part of a group, any class or series of voting securities of the Company in excess of 30% of the aggregate amount of the then-outstanding voting securities of such class or series;

•
engaging in any "solicitation" of "proxies" (as those terms are defined under Regulation 14A under the Exchange Act) relating to the election of directors with respect to the Company, becoming a “participant” (as such term is defined under Regulation 14A under the Exchange Act) in any solicitation seeking to elect directors not nominated by our Board or otherwise seeking to influence any person or group with respect to the voting of any voting securities of the Company other than with respect to ORIX’s director nominees;

•	voting in favor of or otherwise supporting any transaction that would result in a Change of Control (as defined in the Governance Agreement) of the Company, if the transaction is opposed by our Board;

•
making any public request or proposal seeking to have the Company waive or make amendments to our organizational documents in a manner that would either impede or facilitate a Change of Control of the Company; and

•	making any public request or proposal that the Company effect any material change to its dividend policy.

Such restrictions will be suspended upon certain events, including, but not limited to, the Company’s entering into a definitive agreement providing for a transaction that would result in a Change of Control.

During the Standstill Period, ORIX is also required to vote or cause to be voted, on any action to be taken by the Company’s stockholders, in proportion to votes cast by all the stockholders of the Company (other than ORIX and its affiliates), all voting securities of the Company representing in excess of 25% of the outstanding voting power of the Company.

The Governance Agreement grants ORIX preemptive rights in the event of certain issuances of securities by the Company, as well as information rights with respect to the Company’s business, operations, finances, personnel and prospects, upon ORIX’s reasonable request, but in no event more than once during any twelve-month period.

The Governance Agreement will terminate or may be terminated as follows:

•	at the time ORIX and its affiliates collectively hold less than 5% of the voting power of all the outstanding voting securities of the Company;

•	upon the mutual written agreement of the Company and ORIX;

•	by ORIX, upon a material breach by the Company of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by the Company; or

•	by the Company, upon a material breach by ORIX of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by ORIX.

Registration Rights Agreement

The Registration Rights Agreement provides, among other things, that ORIX may, at any time, request that the Company file a registration statement with the SEC in order to permit a public offering and sale of Company securities held by ORIX. ORIX may exercise such demand registration rights twice, provided that ORIX will be entitled to exercise such demand registration rights a third time in the event the Company includes shares for its own account or other selling stockholders in an offering pursuant to either of the first two demand registrations.  ORIX may not exercise such demand registration rights less than 120 days following the effective date of a registration statement filed by the Company in respect of such demand registration rights or any other registration of securities held by ORIX.  The Registration Rights Agreement also provides that if at any time the Company proposes to file a registration statement with the SEC in connection with any public offering of its common stock, ORIX will be permitted to require the Company to include the securities held by ORIX in such registration.  At least 5 business days before the Company files any registration statement registering securities held by ORIX or any related prospectus, or any amendment or supplement thereto, the Company must furnish to ORIX for review copies of all documents proposed to be filed and include in such documents reasonable changes as ORIX and the Company may agree should be included.

Lockup Agreement & Undertaking

In connection with the ORIX Transaction, the Compensation Committee approved the acceleration of the remaining vesting period applicable to unvested stock options to purchase 350,000 shares of our Common Stock and 42,500 shares of our Common Stock previously granted to Mr. Angel, our CEO, and Mr. Blachar, our CFO, respectively, under the 2012 ICP (the "Accelerated Stock Options").  Such approval was subject to the execution of a lockup agreement (the "Lockup Agreement") and undertaking (the "Undertaking") by Mr. Angel and Mr. Blachar, respectively, which were executed on May 4, 2017.

The Lockup Agreement provides that Mr. Angel will not sell, transfer or otherwise dispose of any shares of our Common Stock acquired through the exercise of the portion of the Accelerated Stock Options granted to him on June 14, 2016 for a period of one year following the date of the Lockup Agreement.  For a period of 180 days following the foregoing initial lockup period, Mr. Angel will not sell, transfer or otherwise dispose of more than 50,000 shares of our Common Stock acquired through the exercise of the portion of the Accelerated Stock Options granted to him on June 14, 2016.  If at the end of either lockup period, Mr. Angel is no longer employed by the Company other than by reason of a termination without "Cause" (as defined in Mr. Angel's employment agreement) or a termination by Mr. Angel for "Good Reason" (as defined in Mr. Angel's employment agreement), Mr. Angel will forfeit all Accelerated Stock Options.

The Undertaking provides that Mr. Blachar will not, for the period beginning on the date of the Undertaking and ending on June 30, 2018, sell, transfer or otherwise dispose of any shares of our Common Stock acquired through the exercise of the portion of the Accelerated Stock Options granted to him on June 14, 2016, as long as he is employed by the Company.

Neither the Lockup Agreement nor the Undertaking will apply to any other stock options or incentive compensation which may be granted to Mr. Angel or Mr. Blachar after the date of the Lockup Agreement and the Undertaking.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of our executive officers, directors or beneficial holders of more than 5% of our capital stock or their respective immediate family members, may present potential or actual conflicts of interest or may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders.  Therefore, as a general matter, and in conformance with the Company’s Code of Business Conduct and Ethics and financial reporting policies and procedures, transactions with related persons are consummated only if the requisite approvals are obtained and only if the terms of the transaction are determined to be in the best interests of the Company and its stockholders.

Pursuant to our Fourth Amended and Restated By-Laws, the Audit Committee shall review and approve related party transactions in excess of certain dollar thresholds set forth in SEC rules and regulations and the NYSE listing standards.  To facilitate such review and approval, the Company has adopted a formal written policy which requires the executive officer or director initiating a related party transaction to prepare (i) a memorandum summarizing the terms and conditions of the proposed transaction, including pricing and market conditions, and (ii) a preliminary draft agreement, which memorandum and preliminary draft agreement are then provided to the Company’s Disclosure Committee for review. The Disclosure Committee, comprised of our CFO, Corporate Secretary, VP and Corporate Controller, and VP Corporate Finance and Investor Relations, reviews the business terms of the transaction, materiality, and applicable corporate laws and regulations, and determines whether the transaction is required to be reviewed and approved by the Audit Committee, our Board, and/or the stockholders.  In accordance with the determination of the Disclosure Committee, the proposed transaction is then reviewed by the Audit Committee, our Board, and/or the stockholders, as applicable.  A related party transaction will only be approved or ratified if the transaction is in the best interests of the Company and its stockholders, as the Audit Committee, our Board, and/or the stockholders determine in good faith.  In addition, the fairness of each related party transaction is evaluated to ensure that the terms are consistent with arm's length transactions of a similar nature according to prevailing market terms and conditions, where such comparisons are available and appropriate.

The Board formed a special committee comprised solely of independent and disinterested directors that engaged its own independent financial and legal advisors, to evaluate and approve the transactions contemplated by the ORIX Transaction that involved the Company as described above.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders	1,547,600	*	$41.35	873,437	†
Equity Compensation plans not approved by security holders	—		—	—
Total	1,547,600	*	$41.35	873,437	†
___________

*
Stock options were issued pursuant to our 2004 Incentive Compensation Plan, as amended (the "2004 ICP"), and stock options, SARs and RSUs were issued pursuant to the 2012 ICP.  Shares of our Common Stock to be issued upon exercise of these equity awards are registered on our Registration Statement on Form S-8 covering 1,250,000 shares filed with the SEC on November 9, 2005, our Registration Statement on Form S-8 covering 2,500,000 shares filed with the SEC on June 4, 2007 and our Registration Statement on Form S-8 covering 4,000,000 shares filed with the SEC on May 18, 2012.

†
No further awards will be granted under the 2004 ICP, though there are still unexercised options outstanding under the 2004 ICP.  On May 18, 2012, the Company filed a post-effective Amendment No. 1 to Form S-8 whereby the Company removed from registration 51,149 unissued shares that had remained available for grant under the 2004 ICP.  If the 2018 ICP is approved and adopted at the 2018 Annual Meeting of Stockholders, no further awards will be granted under the 2012 ICP.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Registered Public Accounting Firm

You are being asked to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.  PricewaterhouseCoopers LLP audited Ormat Technologies, Inc.’s annual financial statements for the year ended December 31, 2017.  A representative of PricewaterhouseCoopers LLP will be present at the 2018 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if the representative so desires.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by PricewaterhouseCoopers LLP:

	2017	2016
Audit Fees(1)	$2,460,240	$2,421,793
Audit-Related Fees(2)	$546,585	$450,645
Tax Fees(3)	$948,306	$263,410
All Other Fees(4)	$43,870	$3,870
Total:	$3,999,001	$3,139,718

(1)
Audit Fees represent the aggregate fees billed for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the financial statements included in the Company’s Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees represent the aggregate fees billed for services related to the performance of the audit or review of our financial statements and that are not reported under paragraph (1) above, due diligence related to mergers and acquisitions and consulting on financial accounting/reporting standards.

(3)	Tax Fees represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.

(4)	All Other Fees represent annual software license fees.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has set a pre-approval procedure, and thus all auditors’ engagements are handled in accordance with such procedures, as follows:

A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

Non-audit services in excess of $50,000 may only be approved by the full Audit Committee.

All engagements by the Company of the auditors for 2016 and 2017 were pre-approved by the Audit Committee.

Vote Required for Ratification

The Audit Committee is responsible for selecting our independent registered public accounting firm for the year ending December 31, 2018. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2018.  Our Board believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance.  If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of an independent registered public accounting firm.

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 — APPROVAL OF THE ORMAT TECHNOLOGIES, INC. 2018 INCENTIVE
COMPENSATION PLAN

Our Board has adopted and recommends for stockholder approval the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (the "2018 ICP" or the "Plan").

The 2018 ICP will supersede the 2012 Incentive Compensation Plan (the "2012 ICP"), which is the only plan under which equity-based compensation may currently be awarded to our executives, non-employee directors, and other employees. Awards currently outstanding under the 2012 ICP will remain outstanding under the 2012 Plan in accordance with their terms.  The purpose of the 2018 ICP is to:

•	Encourage share ownership by our key employees and directors and align compensation with performance results and stockholder interests;

•	Provide competitive incentive compensation sufficient to attract, motivate and retain key employees and directors with the Company; and

•	Promote decision-making that is consistent with the long-term goals of the Company and our stockholders.

All awards made pursuant to the 2018 ICP are in consideration of services performed or to be performed for the Company or any of its subsidiaries, or any division or business unit of the Company or any of its subsidiaries.

If the 2018 ICP is approved by our stockholders, the Plan will become effective on May 7, 2018 and no further awards will be made under the 2012 ICP. If our stockholders do not approve the 2018 ICP, the 2012 ICP will remain in effect in its current form, subject to its expiration date. However, there will be insufficient shares available under the 2012 ICP to make annual awards and to provide grants to new hires in the coming years. In this event, the Compensation Committee would be required to revise its compensation philosophy and devise other programs to attract, retain, and compensate its officers, non-employee directors, and key employees.  The fair market value of a share of our Common Stock as of March 16, 2018 was $54.22.

Governance Highlights of the 2018 ICP

The 2018 ICP Plan incorporates certain governance best practices, including:

•
Fungible plan design. The 2018 ICP uses a so-called “fungible share pool” design. Accordingly, for purposes of determining the number of shares of Common Stock available under the 2018 ICP, so-called “full-value” awards (stock-based awards other than stock options and stock appreciation rights) will be counted against the authorized share pool at an accelerated rate differently than stock options and stock appreciation rights. We have adopted this plan design after consultation with Frederic W. Cook & Co., Inc. to determine what structure would best align the interests of the Company and our stockholders. This plan structure offers the Company flexibility in determining what types of equity awards are best suited for its needs within the overall authorized share pool. At the same time, this structure recognizes that certain types of awards may be more valuable than others. Under the fungible share pool, each share of our common stock issued pursuant to a stock option or stock appreciation right will reduce the number of shares available out of the authorized share pool by one share and each share issued pursuant to a full value award will reduce the number of shares available out of the authorized share pool by 3 shares. For example, this means that, for every 100 shares of restricted stock issued by us under the 2018 ICP, the number of shares available under the 2018 ICP will be reduced by 300 shares.

•
No “Liberal” Share Recycling on Awards. Shares that are tendered or withheld as payment for the exercise price or for tax withholding obligations will not be available for future issuance under the 2018 ICP.

•	No Dividends or Dividend Equivalents on Unvested Awards. Dividends or dividend equivalents may only be paid, if at all, upon vesting of the underlying award.

•
Prohibition against repricing. Except in connection with an equitable adjustment or a Change in Control (as defined in the 2018 ICP), the 2018 ICP prohibits the repricing of outstanding stock options and stock appreciation rights, whether by amending an existing award or by substituting a new award at a lower price. The 2018 ICP also prohibits the payment of cash or other securities in exchange for out-of-the-money awards.

•
No “Liberal” Change in Control definition. The Change in Control definition in the 2018 ICP is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A change in control must actually occur in order for the Change in Control provisions in the 2018 ICP to be triggered.

•	No Reloads. There is no automatic grant of additional options or stock appreciation rights in connection with exercise.

Key Equity Plan Data

Our stock-based compensation, including the participation of employees and directors, results in a “burn rate” or share utilization rate presented in the table below. The table summarizes the number of awards granted and the burn rate for each of the last three fiscal years.  The “burn rate” is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.

	2017	2016	2015
Stock options and stock appreciation rights (SARs) granted (a)	162,000	1,155,000	45,000
Restricted stock and restricted stock units granted (b)	23,000	0	0
Total equity awards (a+b)(1)	231,000	1,155,000	45,000
Weighted average common shares outstanding (c)	50,110,000	49,469,000	48,562,000
Burn rate (a+b/c)	0.46%	2.33%	0.09%

(1) Reflects the gross number of shares underlying awards made to employees during the respective year as disclosed in the stock-based compensation footnote of the 10-K and adjusted using one share for every stock option granted and three shares for every full-value share granted.

The total potential dilution or “overhang” from the adoption of the 2018 ICP is shown below.  The “overhang” assumes that the entire share reserve is granted in stock options.

Shares
New shares requested for approval under the 2018 ICP	5,000,000
Shares subject to outstanding stock options/SARs under prior plans	1,524,828
Weighted - average exercise price of outstanding stock options/SAR’s	$41.35
Weighted – average remaining term of outstanding stock options/SAR’s	4.2 years
Shares subject to outstanding full-value stock awards under prior plans	22,742
Total available and outstanding stock awards and stock options (a)	6,547,600
Common shares outstanding at 12/30/17 (b)	50,609,051
Fully-diluted Overhang (a/a+b)	11.46%

_________

We expect that the share reserve under the 2018 ICP, if this proposal is approved by our stockholders, will be sufficient for awards for approximately three to six years, depending on the mix of stock options and full-value awards that is granted under the Plan. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2018 ICP's reserve upon the awards' expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Summary of the 2018 ICP

The following is a summary of certain material features of the 2018 ICP which is qualified in its entirety by reference to the full text of the 2018 ICP attached hereto as Appendix A.  To the extent there is a conflict between this summary and the Plan, the terms of the Plan will govern.

Eligible Participants. Officers, directors and employees (including prospective directors or employees) of the Company and its subsidiaries, and consultants or others who may provide services to the Company and its subsidiaries are eligible to receive awards under the 2018 ICP.  As of the date of this Proxy Statement, the Company has -5 officers and -9-directors and the Company and its subsidiaries have approximately 1300 employees. As of the date of this Proxy Statement, the Company has not determined the number of consultants or others who provide services to the Company and its subsidiaries and who may receive awards under the 2018 ICP and such number may vary from time to time.

Administration of the Plan. The Plan will be administered by the Compensation Committee or a subcommittee thereof formed by the Compensation Committee (the "Committee"). The Committee determines the eligible individuals who will be granted awards, the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. To the extent not inconsistent with applicable law, the Committee may (i) delegate to a committee of one or more directors of the Company the authority of the Committee under the Plan and (ii) authorize one or more executive officers to take certain actions under the Plan.  As of the date of this Proxy Statement, the Company has not decided on any grant of awards under the 2018 ICP but intends to make an award to our CEO to equitably replace the award that was cancelled on December 5, 2017.

Available Shares. Subject to adjustment as provided in the 2018 ICP, a total of 5,000,000 shares of Common Stock will be authorized for issuance for awards granted under the Plan, less one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2017 under the 2012 ICP and less three shares of Common Stock for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2017 under the 2012 ICP. Any shares of Common Stock that are subject to options or stock appreciation rights will be counted against this limit as one share of Common Stock for every one share granted, and any shares of Common Stock that are subject to awards other than options or stock appreciation rights will be counted against this limit as three shares of Common Stock for every one share granted. After the effective date of the Plan, no further awards may be granted under the 2012 ICP.

If (i) any shares of Common Stock subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part), or (ii) after December 31, 2017 any shares of Common Stock subject to an award under the 2012 ICP are forfeited, an award under the 2012 ICP expires or is settled for cash (in whole or in part), then in each case the shares of Common Stock subject to such award under the 2012 ICP will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Common Stock available for awards under the Plan, with certain exceptions as set forth in the Plan. Shares tendered or withheld to pay the exercise price or tax withholding liability will not become available for further grants.

Any shares of Common Stock that again become available for awards under the Plan will be added back as (i) one share for every one share subject to options or stock appreciations rights granted under the Plan or the 2012 ICP and (ii) three shares of Common Stock for every one share subject to awards other than options or stock appreciations rights granted under the Plan or the 2012 ICP.

The maximum number of shares subject to awards granted pursuant to the Plan during a single fiscal year to any non-employee director, together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $500,000 in total value (calculated based on the grant date fair value of such awards). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

In no event shall dividends or dividend equivalents be paid with respect to options or stock appreciation rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

Awards

The following awards may be made under the 2018 ICP.

Options. A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. The Committee will determine the exercise price of options granted under the Plan, which will be at least equal to the fair market value of our Common Stock on the date of grant. If the aggregate fair market value, determined as of the date the option is granted, of the shares of our Common Stock for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year exceeds $100,000 the value of the options above this threshold will be treated as Non-Qualified options. Stock options generally may not be exercised after ten years from the date of the grant thereof, unless a shorter period is specified in the grant agreement. At the relevant time of exercise, the option price must be paid in full in cash or, if permitted in the award agreement, in shares of our Common Stock with a fair market value on the date of exercise equal to the option price, by reduction in the number of shares of our Common Stock otherwise deliverable upon exercise of the option with a fair market value equal to the aggregate exercise price at the time of exercise or in a combination of cash and shares of any of the foregoing.  After termination of any of our employees, directors or independent contractors, unless the Committee determines otherwise, an unvested option typically will be subject to forfeiture, and a vested option will be exercisable for the period of time stated in the option agreement. If termination is due to death or retirement, the option generally will remain exercisable for one year following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.

Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant for that number of shares of our Common Stock with respect to which the stock appreciation right is exercised. A stock appreciation right may be granted in conjunction with an option or alone. We may pay the appreciation in either cash, in shares of our Common Stock with equivalent value, or in some combination, as determined by the Committee. The Committee determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock. Restricted stock awards are awards of shares of our Common Stock that vest in accordance with terms and conditions established by the Committee. The Committee may impose whatever conditions to vesting it determines to be appropriate. The Committee will determine the number of shares of restricted stock granted to any employee. Unless the Committee determines otherwise, shares that do not vest typically will be subject to forfeiture to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, or upon the termination of the employee, director or independent contractor for any reason, including death or retirement.

Stock Units. Stock units are rights to receive payment of an amount equal to all or a portion of the fair market value of a specified number of shares of our Common Stock at a future date.

Phantom Stock. Phantom stock are rights to receive an amount of cash equal to the fair market value of a share of our Common Stock at a specified date. The Committee determines the terms and conditions of phantom stock.

Incentive Bonuses. Incentive bonuses are rights to receive cash or shares of our Common Stock. The Committee determines the terms and conditions of such incentive bonuses.

Performance Awards. Performance awards are awards of restricted stock, stock units, phantom stock, and incentive bonus awards that will result in a payment to a key employee only if performance goals established by the Committee or the Grant Committee are achieved. The Committee or the Grant Committee will establish a performance period, performance goals and performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to key employees. The performance goals may be based upon one or more objective or subjective performance criteria selected by the Committee or the Grant Committee (as defined in the 2018 ICP), as the case may be, to measure the performance of the Company as a whole, and/or any subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Company’s performance or based on the relative performance of other companies or other comparisons of any indicators of performance relative to other companies.

Other types of stock-based awards may also be granted, either alone or in tandem with any other award, so long as they are consistent with the purpose of the 2018 ICP. Special terms may apply for awards to participants who are foreign nationals, or who are employed outside of the United States, as the Committee considers necessary or appropriate to accommodate differences in local law, tax policy or custom.

Dividend Equivalents. Any award (other than options, stock appreciation rights and restricted stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents.

Transferability of Awards. Notwithstanding any other provision to the contrary, dividend equivalents shall not be paid with respect to any forfeitable awards but may be accumulated and only paid upon payment of the vested and earned award. No award or portion of an award will be transferable other than by will or by the laws of descent and distribution, except that an option and tandem stock appreciation right may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable award. A tandem stock appreciation right may never be transferred except to the transferee of the related option. Only the participant may exercise an award during his or her lifetime.

Amendment and Termination of the Plan. No awards will be made under the Plan after January 31, 2028.  In addition, our Board has the authority to amend, suspend or terminate the 2018 ICP, provided that such amendment does not adversely affect any award previously granted under the 2018 ICP, unless our Board determines that an amendment is desired or appropriate to comply with the requirements of Section 409A of the Internal Revenue Code. Our Board may not, however, except as otherwise provided in the Plan, without the approval of stockholders, (i) change the class of eligible individuals who may become participants, (ii) increase the maximum number of shares of Common Stock authorized for the 2018 ICP, (iii) reduce the basis upon which the minimum option price is determined, (iv) extend the period within which awards under the 2018 ICP may be granted, (v) provide for an option or stock appreciation right that is exercisable more than ten years from the date it is granted unless the participant dies or (vi) amend the provisions of the Plan relating to repricing.

Tax Matters

The following is a brief summary of the principal United States federal income tax consequences of awards under the 2018 ICP. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options. All of the shares authorized for grant under the Plan may be granted in the form of incentive stock options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the participant. In addition, a participant will not recognize taxable income, and we will not be entitled to any deduction, upon the exercise of an incentive stock option while the participant is an employee or within three months following termination of employment (longer in the case of death). In such event, the excess of the fair market value of the shares acquired over the option price will be includible in the participant’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax. If the participant does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income. In the event of an earlier disposition, the participant will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares have been held. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the participant recognizes such taxable ordinary income, subject to the limitations of Code Section 162(m).

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the participant. Upon the exercise of a non-qualified stock option, the participant will recognize taxable ordinary income, and we will be entitled to a deduction, subject to the limitations of Code Section 162(m), equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on how long the shares have been held.

Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Restricted Stock. A participant normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends thereon to which the participant then becomes entitled. However, a participant may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the participant realizes income, subject to the limitations of Code Section 162(m).

Stock Units. Any cash and the fair market value of any shares received in connection with the grant of a stock unit under the 2018 ICP will constitute taxable ordinary income to the participant in the year in which paid, and the Company will be entitled to a deduction in the same amount, subject to the limitations of Code Section 162(m).

Phantom Stock, Incentive Bonuses and Other Stock-Based Awards. The grant of phantom stock, incentive bonuses and other stock-based awards will generally constitute taxable ordinary income to the participant in the year in which paid, and the Company will generally be entitled to a deduction in the same amount, subject to the limitations of the Code Section 162(m).

Dividend Equivalents. Dividend equivalents generally will be taxed at ordinary income rates when paid. In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Code Section 162(m).

Withholding. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.

Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m) generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (i.e., the CEO, the CFO and any of the three other most highly paid executive officers) to no more than $1 million. Under 2017 tax legislation, any individual who is a "covered employee for 2017 or thereafter, remains a "covered employee" for any compensation otherwise deductible for all subsequent years. The 2017 tax legislation also eliminated the Section 162(m) exception to the $1 million deduction cap for "performance-based" compensation.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code affects the timing for recognition of income attributable to certain types of non-qualified deferred compensation. Our Board of Directors believes the 2018 ICP complies with Section 409A of the Code.

Vote Required

The approval of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ORMAT TECHNOLOGIES, INC. 2018 INCENTIVE COMPENSATION PLAN.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years.  On May 8, 2017 at our 2017 Annual Meeting of Stockholders, our stockholders participated in an advisory vote to recommend the frequency with which we should hold our advisory stockholder vote to approve the compensation of our named executive officers.  Our stockholders cast the greatest number of votes to hold our advisory stockholder vote to approve the compensation of our named executive officers every year.  Our last such advisory stockholder vote on executive compensation was held at the 2017 Annual Meeting of Stockholders.

The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, our Board or the Compensation Committee.  However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies.  Our Board and the Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers.

In consideration of this vote, we encourage you to review our proxy materials, including, but not limited to:

•
the tables, narrative disclosures and other information set forth in the "Executive Compensation" section of this Proxy Statement, which describes how we have compensated our named executive officers; and

•
the information set forth in the "Compensation Discussion and Analysis" section of this Proxy Statement, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers.

We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders.  Our executive officers receive equity awards that are linked to appreciation in the price of our Common Stock as well as an annual bonus based on a number of factors, including specific results of our performance, such as revenue growth, profitability and the attainment of specific strategic business goals.  This performance-based compensation represents a significant portion of our executive officers' overall compensation.

Accordingly, we recommend that our stockholders vote upon the following resolution at the meeting:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the section titled "Executive Compensation", including the Compensation Discussion and Analysis, the compensation tables, the narrative disclosures and other information set forth in in this section, is hereby APPROVED."

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail.  Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name.  If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company's annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders.  If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy.  If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Insider Trading Policy, and amendments thereto are also available at our website, as described above.   If we make any amendments to our Code of Business Conduct and Ethics or Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this proxy statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (775) 356-9029.

Proxy Solicitation

Ormat will bear the entire cost of this proxy solicitation.  In addition to soliciting proxies, we expect that our directors, officers and management employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation.  We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Section 16(a) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

We believe, based upon a review of the forms filed and written confirmation provided by our officers, directors, and greater-than-10% beneficial owners, that during 2017 all of our officers, directors, and greater-than-10% beneficial owners filed on a timely basis the reports required by Section 16(a) of the Exchange Act, except for one report reporting two transactions that was filed late by one of our executive officers as a result of a clerical error.

Stockholder Proposals for 2019 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.  Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company's proxy statement for the Company's 2019 Annual Meeting of Stockholders.  To be eligible for inclusion in the Company’s 2019 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than November 28, 2018, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2019 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2018 Annual Meeting of Stockholders, unless the date of the 2018 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2017 Annual Meeting of Stockholders.  For the Company’s 2019 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 7, 2019 and no later than February 6, 2019. If the date of the 2018 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2017 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2019 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Notices of any proposals or nominations for the Company’s 2018 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6225 Neil Road, Reno, Nevada 89511.

Appendix A

ORMAT TECHNOLOGIES, INC.
2018 INCENTIVE COMPENSATION PLAN

1.	Purpose of Plan

The purpose of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (as amended from time to time, the “Plan”) is to assist Ormat Technologies, Inc. and its Subsidiaries (the “Corporation”) in attracting, retaining and motivating Eligible Individuals (as defined below) by making it possible to offer them compensation for their contributions to the Corporation, to encourage them to acquire a proprietary interest in the Corporation, to incentivize them to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words have the following meanings for purposes of the Plan, any Award Agreement and any standardized terms and conditions that may be adopted from time to time by the Committee:

(a)
“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Phantom Stock, Other Stock-Based Awards, Incentive Bonuses, Performance Awards, dividend equivalents or any combination of such types of Awards.

(b)	“Award Agreement” means any written or electronic document by which each Award by the Corporation under the Plan is evidenced.

(c)	“Board” means the Board of Directors of the Corporation.

(d)
“Cause” means, unless otherwise defined in an Award Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) conduct that results in or is reasonably likely to result in, harm to the reputation or business of the Corporation; (iii) the Grantee’s material violation of any Firm policy concerning confidential information, conflict of interest, trading, anti-corruption or bribery, or workplace conduct or (iv)] the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which has not ceased within ten (10) days after a demand for substantial performance is delivered to the Participant by the Corporation, which demand identifies the manner in which the Corporation believes that the Participant has not performed such duties; provided, however, if a Participant is a party to an employment or service agreement with the Corporation, “Cause” shall have the meaning set forth in such agreement. The Committee, in its sole and absolute discretion, shall determine whether a Participant has been discharged for Cause.

(e)
“Change in Control” means, unless otherwise defined in an Award Agreement (subject to the last paragraph of this definition), (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns more than 50% of the voting power prior to such acquisition of additional securities shall not be a Change in Control; or (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation's chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board of Directors) and such merger or consolidation is consummated; or (iv) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets and such sale or disposition is consummated.

To the extent any provision of the Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

Notwithstanding anything to the contrary, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction of a transaction (rather than its consummation), and/or an unapproved change in less than a majority of the Board, and/or acquisition of a 15% or less of outstanding Common Stock; and/or announcement or commencement of a tender or exchange offer.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

(g)
“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the shares of Common Stock are traded, to the extent required by such rules.

(h)	“Common Stock” means the common stock of the Corporation, par value $.001.

(i)	“Director” means mean a member of the Board who is not an employee of the Corporation.

(j)	“Effective Date” means the date specified in Section 21 of the Plan.

(k)	“Eligible Individuals” means officers, directors, or employees (including prospective directors or employees) of the Corporation, and consultants or others who may provide services to the Corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)
“Fair Market Value” means with respect to shares of Common Stock as of any date, (i) the closing price of the shares of Common Stock as reported on the principal U.S. national securities exchange on which the shares of Common Stock are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the shares of Common Stock are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the shares of Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the shares of Common Stock are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the shares of Common Stock as determined by the Committee in its sole discretion. The Fair Market Value of any property other than shares of Common Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n)
 “Grant Committee” means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.

(o)	“Incentive Bonus” means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.

(p)	“Incentive Stock Option” means an Option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.

(q)	“Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.

(r)
“Option” means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period. Two types of Options may be awarded under the Plan: (i) Incentive Stock Options; and (ii) Nonqualified Stock Options.

(s)	“Participant” means an Eligible Individual to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.

(t)	“Performance Award” means an Award granted pursuant to Section 11 of the Plan.

(u)	“Phantom Stock” means an Award of a right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock at a specified date.

(v)	“Plan” has the meaning set forth in the Preamble.

(w)	“Prior Plan” means the Ormat Technologies, Inc. 2012 Incentive Compensation Plan, as amended and restated.

(x)	“Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.

(y)
“Retirement” means, unless otherwise defined in an Award Agreement, Separation from Service upon attainment of the applicable retirement age in those countries in which the law determines the retirement age and age 65 in other countries.

(z)	“Section 409A” means Section 409A of the Code.

(aa)	“Separation from Service” has the meaning set forth in Code Section 409A.

(bb)
“Stock Appreciation Right” or “SAR” means an Award of a right to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess (if any) of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Award.

(cc)	“Stock Unit” means an Award of the right to receive a fixed number of shares of Common Stock at a future date.

(dd)
“Subsidiary” means any (i) corporation or entity, other than the Corporation, in an unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

(ee)
“Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

3.	Administration of Plan

The Plan will be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of shares of Common Stock (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award made under the Plan shall be accelerated or deferred; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have  dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Corporation and any Participant.

The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members (or the Grant Committee, as the case may be), taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee’s charter and the Corporation’s bylaws, will constitute action by the Committee.

To the extent not inconsistent with applicable law, including Section 16 of the Exchange Act, or the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are traded, the Committee may (i) delegate to  a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Eligible Individuals who are not Directors or executive officers of the Corporation (A) designate Eligible Individuals to be recipients of Awards, (B) determine the number of shares of Common Stock subject to such Awards to be received by such Eligible Individuals and (C) cancel or suspend Awards to such Eligible Individuals; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of shares of Common Stock subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

4.	Awards

Awards may be made from time to time under the Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the Grant Committee may determine. Awards may be granted singly, in combination or in tandem. The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award will be set forth in writing on a form approved by the Committee (or the Grant Committee, as the case may be), consistent, however, with the terms and conditions of the Plan. The provisions of Awards need not be the same with respect to each Participant. In case of any discrepancy between the terms in any Award and the Plan, the Plan will govern.

5.	Awards of Options

The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

(a)     Option Price. The Option price per share will not be less than the Fair Market Value per share of Common Stock at the date of grant (or the day following if the Corporation’s earnings results are released on the date of grant), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(b)     Incentive Stock Options. Awards of Incentive Stock Options will be granted only to employees.

(c)     Exercise Period. The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award. The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a tandem SAR, whether granted under this Plan or another Plan of the Corporation. An Option Award Agreement may provide that in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) shares of Common Stock may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(d)     Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable, whether granted under this Plan or another Plan of the Corporation, for the first time by any Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This subclause (d) will be applied by taking Options into account in the order in which they were granted. For purposes of this subclause (d), the Fair Market Value of any share of Common Stock will be determined at the time of the Award. If this subclause (d) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option. In addition, any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its affiliates shall not be granted an Incentive Stock Option unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(e)     Payment for Shares of Common Stock. Payment in full of the Option price must be made upon exercise of each Option and may be made (i) in cash, (ii) to the extent provided in the Award, by the delivery (either actual delivery or by attestation procedures established by the Corporation) of shares of Common Stock with a Fair Market Value determined as of the date of exercise equal to the Option price, (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise or (iv) in a combination of any of the foregoing. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.

(f)     Substitute Options. Notwithstanding anything to the contrary herein, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provision) as those contained in the previously issued option being replaced thereby.

(g)     Repricing. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock in exchange for another Option, SAR or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 18.

(h)     No Reloads. No Options granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional Options in connection with the exercise of the original Option.

6.	Awards of Stock Appreciation Rights (SARs)

The terms and conditions with respect to each Award of SARs under the Plan will be consistent with the following:

(a)     Awards of SARs. The grant price of a SAR will not be less than the Fair Market Value of the Common Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A). SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Common Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award or, in the absence of such provision as the Committee may determine. A SAR shall have such vesting and other provisions as set forth in the Award consistent with the terms of the Plan, provided that no SAR may be exercised more than 10 years from the date of grant.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination thereof.

(c)      No Reloads. No SARs granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional SARs in connection with the exercise of the original SAR.

7.	Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Book-Entry Accounts. Restricted Stock will be held in book-entry accounts subject to the direction of the Corporation (or if the Corporation elects, certificates may be issued in the Participant’s name but delivered to and held by the Corporation). Any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by the Corporation on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.

(c)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock. In addition, the book-entry accounts will reflect that the Restricted Stock has been released. Certificates will be issued for the Restricted Stock (as Common Stock) and any dividends held by the Corporation will also be delivered to the Participant. The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on the Corporation’s corporate cash balances, as determined by the Committee.

8.	Awards of Stock Units

The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

(a)     Terms. The Award entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation during a period set forth in the Award, may be designated as “Restricted Stock Units”.

(b)     Payment. Stock Units will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award in shares of Common Stock, valued at Fair Market Value on the date of settlement, or cash. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

9.	Awards of Phantom Stock

The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. Phantom Stock will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash equal to the Fair Market Value of such Phantom Stock at such time. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.	Awards of Incentive Bonuses

The terms and conditions with respect to each Award of an Incentive Bonus under the Plan will be consistent with the following:

(a)     Terms. Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or Restricted Stock) valued at Fair Market Value. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

11.	Performance Awards

The terms and conditions with respect to each Performance Award will be consistent with the following:

(a)     Description of Performance Award. The Committee or the Grant Committee (and in the case of Awards to directors or officers subject to Section 16 of the Exchange Act, only the Grant Committee) may, from time to time, make Awards under this Section 11 of the Plan of Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock, and Incentive Bonus Awards (“Performance Awards”) to Participants in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine. Performance Awards may be granted singly, in combination or in tandem.

(b)     Performance Goals. Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and Incentive Bonus Awards, the Committee or the Grant Committee, as the case may be, will establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned. The performance goals will be based on one or more objective or subjective performance criteria selected by the Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation as a whole, and/or or any Subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Corporation’s performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c)     Payment. Performance Awards will be paid according to payment rules provided under each type of Award. Unless otherwise provided in the applicable Award, a Participant must be employed by the Corporation on the last day of a performance period to be eligible for payment in respect of a Performance Award for such performance period.

12.	Dividend Equivalents

Any Awards (other than Awards of Options, SARs and Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary. Notwithstanding any other provision of the Plan to the contrary, dividend equivalents shall not be paid with respect to any forfeitable Awards but may be accumulated and only be paid upon payment of the vested and earned Awards.

13.	Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock are or may be acquired in the future. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

14.	Effect of Separation from Service

(a)     Separation from Service Upon Death or Retirement and Exercise of Award. If a Participant incurs a Separation from Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(b)     Separation from Service For Any Other Reason and Exercise of Award. If a Participant incurs a Separation from Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Separation from Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Separation from Service, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(c)     Six-Month Wait for Specified Employees. To the extent that any Award is subject to the rules of Code Section 409A and is to be paid out as a result of a Separation from Service, and to the extent that the Participant is deemed to be a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Corporation) on the Separation from Service date, then, notwithstanding any other provision in this Plan or any Award to the contrary, such payment will not be made to the Participant during the six-month period immediately following his or her Separation from Service date. Instead, on the first day of the seventh month following such Separation from Service date, all amounts that otherwise would have been paid to the Participant during that six-month period, but were not due to this Section 14(c), will be paid to the Participant at such time in a single lump sum (without any interest with respect to that six-month period). This six-month delay will cease to be applicable if the Participant separates from service due to death or if he or she dies before the six-month period has elapsed.

15.	Shares Issuable and Reserved

(a)  Subject to adjustment as provided in Section 18, a total of 5,000,000 shares of Common Stock shall be authorized for Awards granted under the Plan, less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2017 under any Prior Plan and three shares of Common Stock for every one (1) share that was subject to an award other than an option or stock appreciation right granted after December 31, 2017 under any Prior Plan. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share granted, and any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as three (3) shares of Common Stock for every one (1) share granted.   After the effective date of the Plan, no further awards may be granted under any Prior Plan.

(b)   If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2017 any shares of Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Common Stock available for Awards under the Plan, in accordance with Section 15(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under paragraph (a) of this Section: (i) shares of Common Stock tendered by the Participant or withheld by the Corporation in payment of the purchase price of an Option or, after December 31, 2017, an option under any Prior Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to  Awards or, after December 31, 2017, awards under any Prior Plan, (iii) shares of Common Stock subject to a Stock Appreciation Right or, after December 31, 2017, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2017, options under any Prior Plan.

(c)   Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan, nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above. Additionally, in the event that a company acquired by the Corporation or with which the Corporation combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(d)  Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as three (3) shares of Common Stock for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

(e)  The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation does not participate in the decision to award such compensation.

16.	Limitations and Conditions

(a)     Maximum Period. No Awards will be made under the Plan after January 31, 2028, but the terms of Awards granted on or before the expiration date may extend beyond such expiration date. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(b)     Transferability. No Award or portion of the Award will be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except that a Nonqualified Stock Option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A tandem SAR may never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Award will be exercisable only by the Participant unless a Nonqualified Stock Option has been transferred to a family member of the holder, in which case it will be exercisable only by such transferee. For the purpose of this provision, a “family member” has the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(c)     No Rights as Shareholder. No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 7 of the Plan) will have any rights of a stockholder: (i) as to shares of Common Stock under Option until, after proper exercise of the Option, such shares of Common Stock have been recorded on the Corporation’s official stockholder records as having been issued or transferred; (ii) as to shares of Common Stock to be delivered following exercise of a SAR until, after proper exercise of the SAR and determination by the Committee to make payment for the SAR in shares of Common Stock, such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred; or (iii) as to shares of Common Stock included in Awards of Restricted Stock, Stock Units, other Stock-Based Awards or Incentive Bonuses, until such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred, except for any dividend equivalent rights provided in Section 12 of the Plan.

(f)     The Corporation’s Obligations. The Corporation will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation will use its best efforts to effect such listing and compliance. No fractional shares of Common Stock will be delivered.

(g)     No Rights to Continue Status. Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Separation from Service at any time or for any reason.

(h)     ERISA. Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not intended to constitute an employee benefit plan subject to ERISA.

(i)      Clawback.  An Award agreement may provide that the Committee may cancel such Award if the participant has engaged in or engages in activity that is in conflict with or adverse to the interest of the Corporation while employed by or providing services to the Corporation or any subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an Award agreement that in such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Corporation.  The Committee may also provide in an Award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to promptly repay any such excess amount to the Corporation.  Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Corporation, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements..

(j)      Compliance with Laws. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Common Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provision of any law or regulation of any governmental authority (including the Securities Act of 1933, as amended) or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A.

(k)  Unfunded Status of the Plan. The Plan is intended to constitute an unfunded and unsecured plan for incentive compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(l)  Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, division or business unit of the Corporation or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

(m)  Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required pursuant to law or the applicable requirements of any stock exchange; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)  Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the shares of Common Stock are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

(o)     Forfeiture Events. Any Award held by a Participant whose Separation from Service is due to a discharge for Cause shall be forfeited. The Committee may specify in an Award that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, forfeiture or recoupment upon the occurrence of certain other events (in addition to applicable vesting conditions of an Award). Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award or otherwise applicable to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation.

(p)      Acceleration of Exercisability and Vesting. The Committee, or the Grant Committee, as applicable, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. For the sake of clarity, the Committee, or the Grant Committee, may provide in the applicable Award Agreement that part and/or all of the Award shall be accelerated upon the occurrence of certain pre-determined events and/or conditions, such as a Change in Control.

(q)    Governing Law. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of the Plan.

17.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment, transfer as a director or transfer as an independent contractor without an intervening period from the Corporation  to a Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Separation from Service and such Participant will be deemed to remain in the employ of the Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A and such award is payable upon a Separation from Service, then, except as otherwise provided by the Committee in the applicable Award, a Separation from Service will be deemed to have occurred with respect to a Participant when such Participant incurs a “separation from service” as that term is defined in Code Section 409A. For this purpose, the Corporation is making an election under Treasury Regulation § 1.409A-1(h)(3) such that a “separation from service” will not be deemed to occur to the extent that the Corporation owns, directly or indirectly, an equity interest (or vice versa) of at least 20% in such Subsidiary or other entity to which the Participant is transferred (as determined pursuant to Code Sections 414(b), 414(c), and 1563(a), and Treasury Regulation § 1.414(c)-2)).

18.	Corporate Changes, Divestitures and Plan Termination

(a)     Corporate Changes. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such equitable adjustments and take such actions as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the adjustments in, or affecting the shares of Common Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the adjustments. Such adjustments and actions shall include, as applicable, changes in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Separation from Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted Stock; (v) the number and kind of shares of Common Stock covered by Stock Units, Performance Awards, Other Stock-Based Awards or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

(b)     Divestitures. In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a Subsidiary’s board of directors or he or she provides services to a Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Separation from Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied as of the Divestiture Date without regard to this Section 18(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 18(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited. Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A, then, except as otherwise provided by the Committee in the applicable Award, the Award shall not become payable on the Divestiture Date unless the divestiture of the applicable Subsidiary separately satisfies the definition of a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)(i), and as set forth in Treasury Regulation § 1.409A-3(i)(5)(v)- (vii), applying the default rules and percentages set forth in such regulation) with respect to that Subsidiary.

19.	Amendment and Termination

(a)     Amendment. The Board of Directors has the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Common Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 5 of the Plan to the extent provided in Code Section 422, or any successor Code provision. The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of the Corporation, change the class of Eligible Individuals, nor increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 5(g). The Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of Directors determines that such amendment is desirable or appropriate to comply with the requirements of Code Section 409A.

(b)     Termination. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination will affect Awards then outstanding

(c)     Successor Corporations. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation.

20.	Foreign Participants

In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Eligible Individuals who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside the United States of America, including without limitation The State of Israel, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

21.	Withholding Taxes

The Corporation shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of shares of Common Stock or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Corporation or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Corporation or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired shares of Common Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Corporation to retain shares of Common Stock (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate as permitted by the Committee that will not cause an adverse accounting or tax consequence or cost) otherwise deliverable in connection with the Award.

22.	Indemnity

No member of the board of directors of the Corporation or the Committee or any employee of the Firm (each such person, a “Covered Person”) shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Corporation’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

23.	Effective Date

The Plan will be effective at January 31, 2018, provided any awards hereunder shall be conditional upon approval of the stockholders of the Corporation of this Plan at a duly called meeting for that purpose.

ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Isaac Angel, CEO, and Etty Rosner, Vice President and Corporate Secretary, and each of them, as proxies, each with full power of substitution and resubstituting, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 22, 2018 at the Annual Meeting of Stockholders to be held at the Millennium Conference Center, 145 West 44th Street, New York, NY, 10036 on May 7 2018, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 7, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/686688

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓  Please detach along perforated line and mail in the envelope provided.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2, 3, and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1.	Election of Directors.
			FOR	AGAINST	ABSTAIN
		(A) Ravit Barniv	☐	☐	☐
		(B) Stan H. Koyanagi	☐	☐	☐
		(C) Dafna Sharir	☐	☐	☐

	2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2018.	☐	☐	☐

	3.	To approve the Ormat Technologies, Inc. 2018 Incentive Compensation Plan.	☐	☐	☐

	4.	To approve the compensation of our named executive officers on an advisory basis.	☐	☐	☐

	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" the election of each Director nominee and “FOR” proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.